UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The Bancorp, Inc.
409 Silverside Road
Wilmington, DE 19809

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 12, 2011

To the Stockholders of THE BANCORP, INC.:

Notice is hereby given that the annual meeting (the “Meeting”) of stockholders of THE BANCORP, INC., a Delaware corporation (the “Company”), will be held at the Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104 on Thursday, May 12, 2011 at 9:00 A.M., Philadelphia time, for the following purposes:

1.	To elect the eleven directors named in the enclosed proxy statement to serve until the next annual meeting of stockholders.

2.	To approve, in an advisory (non-binding) vote, the Company’s 2010 compensation program for its named executive officers.

3.	To approve, in an advisory (non-binding) vote, the frequency of shareholder votes on executive compensation.

4.	To approve The Bancorp, Inc. Stock Option and Equity Plan of 2011.

5.	To approve the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011.

6.	To transact such other business as may properly be brought before the Meeting and any adjournment, postponement or continuation thereof.

Only stockholders of record on the books of the Company at the close of business on March 14, 2011 will be entitled to notice of and to vote at the Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection at the Meeting and at the offices of the Company at 409 Silverside Road, Wilmington, Delaware 19809.

STOCKHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS USE.

By order of the Board of Directors

Paul Frenkiel
Secretary

Wilmington, Delaware
March 23, 2011

Important Notice Regarding the Availability of Proxy Materials for
the Meeting to be held on May 12, 2011:

The proxy statement and our 2010 Annual Report are available at http://www.snl.com/irweblinkx/GenPage.aspx?IID=4054569&GKP=203269

The Bancorp, Inc.
409 Silverside Road
Wilmington, DE 19809

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

GENERAL

Introduction

The annual meeting (the “Meeting”) of stockholders of The Bancorp, Inc. (the “Company”) will be held on Thursday, May 12, 2011, at 9:00 A.M., Philadelphia time, at the Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104, for the purposes set forth in the accompanying notice. Only stockholders of record at the close of business on March 14, 2011 will be entitled to notice of and to vote at such Meeting.

This statement is furnished in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors”) of proxies from holders of the Company’s common stock, par value $1.00 per share (the “Common Shares”), to be used at such Meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to the Company, and not revoked, will be voted at the Meeting and any and all adjournments thereof.

This proxy statement and the accompanying form of proxy will be sent on or about March 31, 2011 to stockholders of record as of March 14, 2011.

Revocation of Proxy

If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company at its Wilmington address stated herein, by submitting a later dated proxy or by attending the Meeting and voting in person.

Expenses and Manner of Solicitation

The cost of soliciting proxies will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies either personally, by letter or by telephone. Such directors, officers and employees will not be specifically compensated for soliciting such proxies. The Company expects to reimburse banks, brokers, and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Shares.

Annual Report and Report on Form 10-K

The Company’s 2010 Annual Report to Stockholders, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2010, is being sent to stockholders of record as of March 14, 2011. Stockholders of record as of March 14, 2011, and beneficial owners of the Company’s Common Shares on that date, may obtain from the Company, without charge, a copy of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), by a request therefor in writing. Any such request from a beneficial owner of the Company’s Common Shares must set forth a good faith representation that, as of the record date for this solicitation, March 14, 2011, the person making the request was the beneficial owner of the Company’s Common Shares. Such written requests should be directed to The Bancorp, Inc., Attention:  Paul Frenkiel, 409 Silverside Road, Wilmington, Delaware 19809.

Stockholders Sharing an Address

Stockholders sharing an address with another stockholder may receive only one annual report or one set of proxy materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate copy of the annual report or a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from the Company at The Bancorp, Inc., Attention: Andres Viroslav, Investor Relations, 409 Silverside Road, Wilmington, Delaware 19809, telephone number (215) 861-7990. The Company will promptly deliver a copy of the requested materials.

Similarly, a stockholder sharing an address with another stockholder who has received multiple copies of the Company’s proxy materials may use the contact information above to request delivery of a single copy of these materials.

Voting at the Meeting

At the Meeting, only those holders of Common Shares at the close of business on March 14, 2011, the record date, will be entitled to vote. As of the record date, 33,196,281 Common Shares were outstanding. Each holder is entitled to one vote per share on each matter of business properly brought before the Meeting. Stockholders do not have cumulative voting rights.  The presence at the Meeting in person or by proxy of holders of outstanding Common Shares entitled to cast a majority of all the votes entitled to be cast at the Meeting will constitute a quorum. The presence of a quorum for any proposal establishes a quorum for all of the proposals, even if holders of outstanding Common Shares entitled to cast a majority of all the votes entitled to be cast at the Meeting do not vote on all of the proposals.

In March 2011, the Board of Directors approved an amendment to the Company’s bylaws to provide for a majority vote standard in an uncontested election of directors.  Accordingly, in order to be elected as a director in an uncontested election, each director is elected by a majority of votes cast with respect to such director nominee.  (See Standard for Election of Directors below.)  All other matters to be voted on at the Meeting, except for the advisory vote on the frequency of stockholder voting on executive compensation,  require for approval the favorable vote of a majority of the votes cast on the applicable matter at the meeting in person or by proxy.

A failure by brokers to vote Common Shares held by them in nominee name will mean that such Common Shares will not be counted for the purposes of establishing a quorum and will not be voted.  If a broker does not receive voting instructions from the beneficial owner of Common Shares on a particular matter and indicates on the proxy delivered with respect to such Common Shares that it does not have discretionary authority to vote on that matter, which is referred to as a broker “non-vote,” those Common Shares will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any proposal on which they were not voted.  Brokers that are member firms of the New York Stock Exchange and who hold Common Shares in street name for customers only have discretion to vote those shares with respect to the approval of the selection of the auditor (Proposal 5 below), and do not have discretion to vote those shares with respect to the other proposals.  Should any matters not described above be properly presented at the Meeting, the persons named in the proxy form will vote in accordance with their judgment. The proxy form authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the meeting or any adjournment, postponement in continuation thereof.

With respect to the election of directors described in Proposal 1 below, the advisory votes on the Company’s compensation program for its named executive officers and the frequency of votes, as described in Proposals 2 and 3 below, and the approval of The Bancorp, Inc. Stock Option and Equity Plan of 2011 described in Proposal 4 below,  votes that are withheld and broker “non-votes” will not be counted as votes cast on the matter and will have no effect on the result of the vote. With respect to the approval of the selection of Grant Thornton LLP described in Proposal 5 below, or with respect to any other matter properly brought before the Meeting requiring the affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present, either in person or by proxy, for approval, (a) abstentions will be counted as votes cast on any matter and will have the effect of a vote against the relevant proposal and (b) broker “non-votes” will not be counted as votes cast on any matter, and will have no effect on the results of the votes with respect to such proposals and other matters.

Advisory (or non-binding) votes

Stockholder votes on Proposals 2 and 3 are advisory votes. An advisory vote is a mechanism that allows for stockholders of the Company to tell the Board of Directors how they feel about certain issues facing the Company, such as executive compensation. The results of an advisory vote are non-binding, which means that the Board of Directors is not required by law to take any specific action in response to the results of the vote. However, the Board of Directors strongly values feedback from the Company’s stockholders and will take the results of an advisory vote into account when considering future actions.

PROPOSAL 1. ELECTION OF DIRECTORS

Directors and Nominees

The Bylaws of the Company provide that the number of directors shall be fixed by the Board of Directors. The Board of Directors has fixed the number of directors at eleven. All directors are elected for a term of one year or until their successors are elected and qualified. The Board of Directors, upon the recommendation of its Nominating and Governance Committee, has nominated Betsy Z. Cohen, Daniel G. Cohen, Walter T. Beach, Michael J. Bradley, Matthew Cohn, Leon A. Huff, William H. Lamb, Frank M. Mastrangelo, James J. McEntee III, Linda Schaeffer and Joan Specter for election at the Meeting for a term to expire at the 2012 annual meeting or until their successors are elected or appointed.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the current directors. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the Nominating and Governance Committee of the Board of Directors may recommend. The Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

Information is set forth below regarding the principal occupation of each nominee. There are no family relationships among the directors, nominees and executive officers of the Company, except that Daniel G. Cohen, who is currently the Chairman of the Board of Directors and the Chairman of the Executive Committee of the Board of Directors, is the son of Betsy Z. Cohen, a director and the Chief Executive Officer of the Company.

Following are summaries of the background, business experience and principal occupations of the nominees and current directors.

Betsy Z. Cohen, age 69, has been Chief Executive Officer of both the Company and its wholly-owned subsidiary, The Bancorp Bank (the “Bank”), since September 2000 and Chairman of the Bank since November 2003. She has served as the Chairman of the Board of Trustees and as a trustee of RAIT Financial Trust (NYSE: RAS), a real estate investment trust (“RAIT”), since its founding in August 1997, through her resignation  as of December 31, 2010 and served as  RAIT’s Chief Executive Officer from 1997 to 2006.  Mrs. Cohen served as a director of Hudson United Bancorp (a bank holding company), the successor to JeffBanks, Inc., from December 1999 until July 2000 and as the Chairman of the Jefferson Bank Division of Hudson United Bank (Hudson United Bancorp’s banking subsidiary) from December 1999 through March 2000. Before the merger of JeffBanks, Inc. with Hudson United Bancorp in December 1999, Mrs. Cohen was Chairman and Chief Executive Officer of JeffBanks, Inc. from its inception in 1981 and also served as Chairman and Chief Executive Officer of each of its subsidiaries, Jefferson Bank, which she founded in 1974, and Jefferson Bank New Jersey, which she founded in 1987. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (a bank holding company) and its predecessor, Dominion Bancshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a senior partner until 1984. Mrs. Cohen is also a director of Aetna, Inc. (NYSE: AET), an insurance company. For information regarding the relationships between the Company, the Bank and RAIT, see “Certain Relationships and Related Party Transactions.”

Daniel G. Cohen, age 41, has been the Chairman of the Company and Chairman of the Company’s Executive Committee of the Board of Directors since its inception in 1999. From 1999 to September 2000 he served as the Company’s Chief Executive Officer. Mr. Cohen is Vice-Chairman of the Bank’s Board of Directors and Chairman of its Executive Committee. He had previously been Chairman of the Bank’s Board of Directors from September 2000 to November 2003 and, from July 2000 to September 2000, had been the Bank’s Chief Executive Officer. Mr. Cohen has served as Chief Executive Officer and Chief Investment Officer of Institutional Financial Markets, Inc. (NYSE Amex: IFMI), f/k/a Cohen & Company Inc. and Alesco Financial Inc., an investment firm specializing in credit-related fixed income investments, since December 2009, as its Chairman of the Board of Directors since October 2006 and as Executive Chairman from October 2006 through December 2009.  In addition, before its merger with and into Alesco Financial, Mr. Cohen served as the Chairman of the Board of Managers of Cohen Brothers LLC since 2001, as Chief Investment Officer since October 2008 and as Chief Executive Officer since December 2009.  He previously served as Chief Executive Officer of RAIT from December 2006 when it merged with Taberna Realty Finance Trust to February 2009, and served as a trustee from the date RAIT acquired Taberna until his resignation from that position in February 2010.  Mr. Cohen was Chairman of the Board of Trustees of Taberna Realty Finance Trust from its inception in March 2005 until December 2006 and its Chief Executive Officer from March 2005 to December 2006.  Mr. Cohen is currently a director of Star Asia, a joint venture investing in Asian commercial real estate and a director of Muni Funding Company of America, LLC, a company investing in middle-market non-profit organizations.  He also served as the Chairman of the Board of Dekania Acquisition Corp. (NYSE: DEK), a business combination company focused on acquiring businesses that operate within the insurance industry, from its inception in February 2006 until December 2006, and remained a director of Dekania Acquisition Corp until its liquidation in February 2009. Mr. Cohen served as a member of the board of directors of TRM Corporation (OTC: TRMM), a consumer services company, from 2000 to September 2006 and as its Chairman from 2003 to September 2006. For information regarding the relationships between the Company, Institutional Financial Markets, Inc. and RAIT, see “Certain Relationships and Related Party Transactions.”

Walter T. Beach, age 44, has been a director of both the Company and the Bank since 1999. Mr. Beach has been the Managing Director of Beach Investment Counsel, Inc., an investment management firm, since 1997. From 1993 to 1997, Mr. Beach was a Senior Analyst and Director of Research at Widmann, Siff and Co., Inc., an investment management firm, where he was, beginning in 1994, responsible for the firm’s investment decisions for its principal equity product. From 1992 to 1993, he was an associate and financial analyst at Essex Financial Group, a consulting and merchant banking firm. From 1991 to 1992 he was an analyst at Industry Analysis Group, an industry and economic consulting firm. Mr. Beach has served as a director of Resource Capital Corp. (NYSE:RSO), a real estate investment trust, since 2005.  Mr. Beach has served as a director of Institutional Financial Markets, Inc. since December 2009.

Michael J. Bradley, age 66, has been a director of both the Company and the Bank since February 2005. Mr. Bradley has been a co-owner and Managing Director of BF Healthcare, Inc., a supplier of physician services to hospitals and assisted living facilities, since 1998. Mr. Bradley has served on the Board of Directors of Resource America, Inc. (NASDAQ: REXI), a specialized asset management company, since March 2005, and SourceCorp., a provider of business process outsourcing solutions, since 1996. Mr. Bradley has also served on the Managing Board of Atlas Pipeline Partners GP, LLC, the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL), an oil and gas pipeline company, since 2004. From 1988 to 1998, Mr. Bradley served as Chairman of First Executive Bank, and from 1998 to 2003 he served as Vice Chairman of First Republic Bank.

Matthew Cohn, age 41, has been a director of both the Company and the Bank since 1999. Mr. Cohn was the founder, in 1998, and is the Vice Chairman of the ASI Show!, a producer of trade shows in Chicago, San Diego, Orlando, San Diego, New York, and Dallas. Under Mr. Cohn's leadership, the ASI Show received the prestigious INC 500 Award, recognizing the company as one of the fasting growing privately held companies in the US and ASI has been named a "Best Place to Work" by numerous journals and newspapers. In addition, since 1992, Mr. Cohn has been the CEO of the Medical Data Institute, a medical data base publisher, the Chairman of ASI Computer Systems, a company providing order management software, services, and support, and the Vice Chairman of the Advertising Specialty Institute, a media and internet development company. Mr. Cohn serves on the International board of the Juvenile Diabetes Research Foundation, was a past board member of The Society of Independent Show Organizers, and is active with The Young Presidents Organization, as a past board member and current member of the membership committee as well as the International Events Committee.

Leon A. Huff, age 68, has been a director of the Company since October 2004 and a director of the Bank since December 2003. Mr. Huff is the co-founder and Vice-Chairman of Gamble-Huff Music (Philadelphia International Records), a record production company. Mr. Huff is a nationally-known producer, songwriter and performer. He has won Grammy and BMI songwriter awards, has been inducted into the National Academy of Songwriters Hall of Fame and the Philadelphia Music Foundation’s Walk of Fame, and has received the Trustees Award from the National Academy of Recording Arts and Sciences.

William H. Lamb, age 70, has been a director of both the Company and the Bank since January 2004. Mr. Lamb has been Chairman of Lamb McErlane, PC, a law firm, since January 2004 and from January 1971 to January 2003. From January 2003 through January 2004, Mr. Lamb served as a Justice of the Pennsylvania Supreme Court. Mr. Lamb served as a director and corporate secretary of JeffBanks, Inc. and Jefferson Bank until their acquisition by Hudson United Bank in November 1999.

Frank M. Mastrangelo, age 43, has served as the President, Chief Operating Officer and a Director of both the Company and the Bank since 1999. From 1995 through 1999 he was the Senior Vice President and the Chief Technology Officer for Jefferson Bank. He currently serves on the board of St. Mary’s Franciscan Shelter, a homeless shelter for families in Phoenixville, PA, as a Trustee and Chair of the Audit Committee of Montgomery School, a kindergarten through eighth-grade independent school in Chester Springs, PA, and a board member of the Elite Companies Charitable Foundation, a private family charitable foundation in Exton, PA.

James J. McEntee III, age 53, has been a director of both the Company and the Bank since September 2000. Mr. McEntee was the Chief Executive Officer of Alesco Financial, Inc. from the date of its incorporation in 2006 until its merger with Cohen & Company in December 2009 and was the Chief Operating Officer of Cohen & Company from March 2003 until December 2009, and is currently a managing director of Institutional Financial Markets, Inc.  Mr. McEntee was a principal in Harron Capital, L.P., a media and communications venture capital fund, from 1999 to September 2002. From 1990 through 1999, Mr. McEntee was a stockholder at Lamb McErlane, PC, and from 2000 until 2004 was of counsel to Lamb McErlane. Mr. McEntee was previously a director of Pegasus Communications Corporation, a publicly held provider of communications and other services, and of several other private companies. See “Certain Relationships and Related Party Transactions” regarding Cohen Bros.

Linda Schaeffer, age 47, has been a director of the Company since 1999 and of the Bank since 2005.   Ms. Schaeffer has been a private investor in real estate through SLS Associates, LP. since 1997.   She was a Certified Public Accountant from 1996 until 2008 and served as such in both private and public practice.  From 1990 until 1997 she was President of JMLS Enterprises, Inc. d/b/a Computertots a company specializing in computer education.  From 2004 until 2008 she was President of MSKS Corporation, Inc d/b/a Abrakadoodle, a company specializing in art education.

Joan Specter, age 77, has been a director of both the Company and the Bank since 1999. Ms. Specter is a member of the boards of directors of numerous businesses, educational and charitable organizations, including Ridgeway Philips Company, a provider of home healthcare, Chestnut Hill College, University of the Arts, Medical College of Pennsylvania, the Reading Terminal, operator of the Reading Terminal Market, the Philadelphia Cultural Fund and the Greater Philadelphia Urban Affairs Coalition. From 1980 through 1996, she was city councilwoman at-large for the City of Philadelphia.

The Board of Directors has not adopted specific minimum qualifications for service on the board, but rather seeks a mixture of skills that are relevant to the Company’s business as a bank and bank holding company.  The following presents a brief summary of the attributes of each director that led to the conclusion that he or she should serve as such:

Mrs. Cohen has multiple decades of experience in banking and has served as Chief Executive Officer and in other capacities for several banking institutions since 1974. She has been directly involved in all aspects of financial institutions management.

Mr. Cohen has served as a director of, and in other significant management capacities with, a number of financial companies.   In addition to experience in commercial real estate, he has considerable experience in securities, investment management and capital markets.

Mr. Beach has extensive experience in investment management, corporate finance and capital markets.  He is deemed an audit committee financial expert which, among other factors, reflects the quantitative and analytical skills developed in his experience as a director of research for an investment management firm.

Mr. Bradley has served as chairman and in other significant capacities for financial institutions and served as Chief Executive Officer of several University hospitals, including Columbia Presbyterian Medical Center and Thomas Jefferson University Hospital. Within these capacities, he was involved in significant management functions with respect to business and financial matters.

Mr. Cohn has significant experience in founding, leading and having senior roles in a variety of companies, including mid-size businesses of the type that are the Bank’s primary clients.  In addition he has considerable experience with electronic distribution and technology based companies.

 Mr. Huff provides business leadership experience and perspective as a successful business owner and has strong ties to the local Philadelphia community, which is one of the primary markets served by the Company.

Mr. Lamb has extensive experience as a director of public bank holding companies, beginning in 1974.  Additionally, he has significant legal experience with respect to business and financial matters and has particular knowledge of the southeastern region of Pennsylvania, which is one of the primary markets served by the Company.

Mr. Mastrangelo has broad operational and managerial experience in the banking industry.  Additionally, he has significant technology and systems infrastructure experience.

Mr. McEntee has extensive experience in corporate law and financial institution management, as well as significant managerial experience in investments and capital markets operations.

Ms. Schaeffer provides business experience and perspective as a successful business owner and was a certified public accountant.

Ms. Specter has significant managerial and legislative experience and provides knowledge and understanding of the Philadelphia region with strong ties to the local community.

 Standard for Election of Directors

The number of votes required in order to be elected as a director is dependent on whether an election is contested or uncontested. An election is uncontested if no stockholder provides proper notice of an intention to nominate one or more candidates to compete with the Board of Directors’ nominees in a director election, or if any such stockholders have withdrawn all such nominations at least five days prior to the mailing of notice of the meeting to stockholders. As no such notice has been provided, the director election described in this Proposal 1 is an uncontested election. In order to be elected as a director in an uncontested election, each director is elected by a majority of votes cast with respect to such director nominee. A “majority of votes cast” means that the number of shares voted “for” a director’s election exceeds 50% of the total number of votes cast with respect to that director’s election. Votes “cast” include votes “for”, votes to withhold authority and votes “against” and “no” votes, but excludes abstentions with respect to a director’s election or with respect to the election of directors in general. In the case of any contested election, directors shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present.

If an incumbent director nominated for election as a director receives a greater number of “withhold”, “against” or “no” votes for his or her election than votes “for” such election, or a majority against vote, then that director, as a holdover director, shall tender an offer of his or her resignation to the Board of Directors for consideration promptly following certification of such vote. The Nominating and Governance Committee shall promptly consider any resignation offer so tendered and a range of possible responses, based on any facts or circumstances they consider relevant, and make a recommendation to the Board of Directors as to the response to the resignation offer. If each member of the Nominating and Governance Committee received a majority against vote at the same election, then the independent directors who did not receive a majority against vote shall appoint a committee among themselves to consider the resignation offers and to recommend to the Board of Directors a response to the resignation offers. The Board of Directors shall take action on the Nominating and Governance Committee’s recommendation (or committee of independent directors’ recommendation) within 90 days following certification of the stockholder vote. Any director whose resignation is under consideration shall abstain from participating in any board or committee deliberations regarding the acceptance of his or her offer of resignation or the offer of resignation of any other director tendered because that director received a majority against vote.

If an incumbent director’s offer of resignation is accepted by the Board of Directors, then such director shall cease to be a member of the Board of Directors upon the effective date of acceptance by the Board of Directors of the offer of resignation. If an incumbent director’s offer of resignation is not accepted by the Board of Directors, then such director shall continue to serve until the earlier of the next annual meeting and until his or her successor is elected and qualifies and his or her subsequent resignation or removal.

If any nominee for director who is not an incumbent fails in an uncontested election to receive a majority of votes cast at a meeting of stockholders duly called and at which a quorum is present, such nominee shall not be elected and shall not take office. All of the Board of Directors’ nominees for election as a director at the Meeting are incumbents. If an incumbent director’s offer of resignation is accepted by the board of directors, or if a non-incumbent nominee for director is not elected, the Board of Directors may fill any resulting vacancy or may decrease the size of the Board of Directors pursuant to the Company’s bylaws.

The Board of Directors unanimously recommends a vote “FOR” the election of each nominee.

STOCK OWNERSHIP AND SECTION 16 COMPLIANCE

The following table sets forth the number and percentage of the Company’s Common Shares owned as of March 8, 2011 by each of the Company’s directors and executive officers, all of the directors and executive officers as a group and other persons who beneficially own more than 5% of the Company’s outstanding voting securities. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage of any other person.

	Common		Percent
Directors (2)	shares (1)		of class
Betsy Z. Cohen	1,467,254	(3)	4.35%
Daniel G. Cohen	614,644	(4)	1.85%
Walter T. Beach	1,027,796	(5)	3.10%
Michael J. Bradley	16,000	(6)	*
Matthew Cohn	37,813	(7)	*
William H. Lamb	147,723	(8)	*
James J. McEntee III	115,943	(9)	*
Frank M. Mastrangelo	144,979	(10)	*
Linda Schaeffer	26,014	(11)	*
Joan Specter	8,874	(12)	*
Leon A. Huff	18,244	(13)	*

Executive officers (2)
Arthur Birenbaum	96,208	(14)	*
Paul Frenkiel	7,212	(15)	*
Donald F. McGraw, Jr.	45,804	(16)	*
Thomas G. Pareigat	-
All executive officers and directors as a group (15 persons)	3,759,508	(17)	10.99%

Other owners of 5% or more of outstanding shares
Wellington Management Co. LLP	2,374,324	(18)	7.15%
Yacktman Asset Management Co., Inc.	2,104,498	(19)	6.34%
Royce & Associates LLC	1,893,265	(20)	5.70%

*	Less than 1%

(1)	Includes: (a) Common Shares and (b) Common Shares receivable upon exercise of options held by such person which are vested or will vest within 60 days of March 8, 2011.

(2)	The address of all of the Company’s directors and executive officers is 409 Silverside Road, Wilmington, DE 19809.

(3)
Consists of: (a) 339,434 Common Shares owned directly; (b) 454,535 Common Shares held by Solomon Investment Partnership, L.P., of which Mrs. Cohen and her spouse are the sole limited partners and the sole shareholders, officers and directors of the corporate general partner; (c) 506,241 Common Shares issuable upon exercise of options; (d) 101,924 Common shares held by the Individual Retirement Account (“IRA”) of Mrs. Cohen’s spouse; (e) 50,000 Common Shares held by her spouse; (f) 120 Common Shares held in a 401(k) plan account for the benefit of Mrs. Cohen; and (f) 15,000 Common Shares owned by a charitable foundation of which Mrs. Cohen is a co-trustee. Excludes (a) 78,994 shares owned by the Resource America, Inc. Supplemental Employee Retirement Plan trust, of which Mrs. Cohen’s spouse is the beneficiary; (b) 100,000 shares owned by a Secular Trust, of which Mrs. Cohen’s spouse is the beneficiary; and (c) 18,972 Common Shares owned by Resource America, of which Mrs. Cohen’s spouse is chairman.

(4)
Consists of: (a) 259,401 Common Shares held directly; (b) 339,991 Common Shares issuable upon exercise of options; (c) 252 Common Shares held in a 401(k) plan account for the benefit of Mr. Cohen; and (d) 15,000 Common Shares owned by a charitable foundation of which Mr. Cohen is a co-trustee.

(5)
Consists of: (a) 135,922 Common Shares owned directly; (b) options to purchase 10,874 Common Shares; and (c) 881,000, Common Shares owned by various accounts managed by Beach Investment Counsel, Inc., Beach Asset Management, LLC or Beach Investment Management, LLC, investment management firms for which Mr. Beach is a principal and which possess investment and/or voting power over the shares. The address for these investment management firms is Five Tower Bridge, 300 Barr Harbor Drive, Suite 220, West Conshohocken, PA 19428. 412,732 of Mr. Beach’s Common Shares are pledged as security under various debt arrangements.

(6)	Consists of: (a) 10,000 Common Shares owned directly and (b) 6,000 Common Shares issuable upon exercise of options.

(7)	Consists of: (a) 27,939 Common Shares owned directly and (b) 9,874 Common Shares issuable upon exercise of options.

(8)
Consists of: (a) 127,223 Common Shares owned directly, (b) 12,000 Common Shares held in trusts for the benefit of members of Mr. Lamb’s immediate family, (c) 3,500 Common Shares held in a pension plan for the benefit of Mr. Lamb and (d) 5,000 Common Shares issuable upon exercise of options.

(9)	Consists of: (a) 92,694 Common Shares owned directly and (b) 23,249 Common Shares issuable upon exercise of options.

(10)
Consists of: (a) 23,143 Common Shares owned directly, (b) 2,787 Common Shares held by the IRA of Mr. Mastrangelo’s spouse, (c) 113,748 Common Shares issuable upon exercise of options and (d) 5,301 Common Shares held in a 401(k) plan account for the benefit of Mr. Mastrangelo.

(11)	Consists of: (a) 17,714 Common Shares owned directly, (b) 2,300 Common Shares held by the IRA of Ms. Schaeffer’s spouse and (c) 6,000 Common Shares issuable upon exercise of options.

(12)	Consists entirely of 8,874 Common Shares issuable upon exercise of options.

(13)	Consists of: (a) 9,370 Common Shares owned directly, and (b) 8,874 Common Shares issuable upon exercise of options.

(14)
Consists of: (a) 6,353 Common Shares owned directly, (b) 84,749 Common Shares issuable upon exercise of options, (c) 1,149 Common Shares held by Mr. Birenbaum’s spouse and (d) 3,957 common shares held in a 401(k) plan account for the benefit of Mr. Birenbaum.

(15)	Consists of (a) 6,250 Common Shares issuable upon exercise of options and (b) 962 Common Shares held in a 401(k) plan account for the benefit of Mr. Frenkiel.

(16)
Consists of: (a) 17,517 Common Shares owned directly, (b) 24,249 Common Shares issuable upon exercise of options and (c) 4,038 Common Shares held in a 401(k) plan account for the benefit of Mr. McGraw.

(17)	Excludes 15,000 Common Shares beneficially owned by Daniel G. Cohen as a co-trustee of a charitable foundation as these shares are also reported as beneficially owned by Betsy Z. Cohen.

(18)	Based solely on a Form 13G/A filed by Wellington Management Company, LLP. on February 14, 2011. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

(19)
Based solely on a Form 13G/A filed by Donald A. Yacktman. on February 14, 2011. The address of Donald A. Yacktman is 6300 Bridgepoint Parkway, Bldg. 1, Suite 320, Austin, TX 78730. Consists of: (a) 933,880 held by The Yacktman Funds Inc., and (b) 1,170,618 held by Yacktman Asset Management Co.

(20)	Based solely on a Form 13G filed by Royce & Associates LLC on January 11, 2011. The address of Royce & Associates LLC is 1414 Avenue of the Americas, New York, NY 10019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports.

Based solely on its review of the reports received by it, the Company believes that, during fiscal 2010, no officers, directors or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis.

NON-DIRECTOR EXECUTIVE OFFICERS

Information is set forth below regarding the background of each of the Company’s executive officers who is not also a director. For the Company’s officers who are also directors, Betsy Z. Cohen and Frank M. Mastrangelo, this information can be found above under “Proposal 1. Election of Directors—Directors and Nominees.”

Arthur M. Birenbaum, age 54, has been Executive Vice President-Commercial Loans and, before that, Senior Vice President-Commercial Loans of both the Company and the Bank since January 2001. From 1993 through December 2000, Mr. Birenbaum was at Jefferson Bank, ending as its Senior Vice President-Philadelphia Business Banking Lending Group, and serving as co-Chairman of its Government Lending Task Force, coordinator of asset-based lending and member of its Loan Production Oversight Committee. From 1987 through 1993 he was a Vice President of Commercial Lending for Meridian Bank and the Bank of Old York Road and, from 1980 through 1987, he was employed at Westinghouse Credit Corporation, General Electric Capital Corporation, Suburban Bank and First National Bank of Maryland in the Washington, D.C. metropolitan region.

Paul Frenkiel, age 58, has been Executive Vice President of Strategy, Chief Financial Officer and Secretary of both the Company and the Bank since September 2009. From November 2000 through October 2008 he was Chief Financial Officer of Republic First Bancorp, Inc. (NASDAQ: FRBK). From January 2005 through September 2009, Mr. Frenkiel also served as Chief Financial Officer and in other capacities for First Bank of Delaware, which was spun-off from Republic First Bancorp, Inc. Mr. Frenkiel previously served as Chief Financial Officer of Jeffbanks, Inc., until its acquisition by Hudson United Bancorp in July 2000. Mr. Frenkiel is a certified public accountant.

Donald F. McGraw, Jr., age 54, has been Executive Vice President and Chief Credit Officer of both the Company and the Bank since 1999. From 1986 through 1998, he was a Senior Vice President–Credit Administration for Jefferson Bank. From 1977 to 1986, he was a bank examiner at the FDIC.

Thomas G. Pareigat, age 51, joined the Company in February 2011 as its General Counsel.  From 2003 to 2011 was a partner in the Minneapolis law firm of Lindquist & Vennum PLLP where he concentrated his practice on banking law and regulatory compliance matters as a member of the firm's Financial Institutions Practice Group.  During his tenure at the firm, from 2005 to 2007, he served as Senior Vice President and Regulatory Counsel for Marshall BankFirst Corporation.  From 2001 to 2003, Mr. Pareigat was Vice President and Corporate Counsel for Marquette Bancshares, Inc. and its subsidiary banks until their principal acquisition by Wells Fargo.  From 1989 to 2001 he served as Senior Attorney with Bankers Systems, Inc. (now Wolters Kluwer Financial Services).

CORPORATE GOVERNANCE

Director Independence

The Company’s Common Shares are listed on the NASDAQ Global Select Market under the symbol “TBBK” and the Company is subject to the listing standards thereof. The Board of Directors has determined that Mr. Beach, Mr. Bradley, Mr. Cohn, Mr. Huff, Mr. Lamb and Ms. Specter each meet the definition of an independent director set forth in the NASDAQ rules. In making these determinations, the Board of Directors reviewed information from each of these directors concerning all their respective relationships with the Company and its affiliates and analyzed the materiality of those relationships.

Board Leadership Structure and Role in Risk Oversight

Since inception, the Board of Directors has separated the Chairman and Chief Executive Officer positions. At this time, it does not envision a need to change that structure. However, it must be noted that the practice is related to other planning processes such as succession planning, and thus could be changed at any time.

The Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the Board of Directors, although the Board of Directors and all of its committees are sensitive to risks relating to the Company and its operations. The Audit Committee focuses on financial reporting risk, oversees the entire audit function and evaluates the effectiveness of internal and external audit efforts. It receives reports from management regularly regarding the Company’s assessment of risks and the adequacy and effectiveness of internal control systems. Through its interaction with the Company’s senior management, the Audit Committee oversees credit risk, market risk (including liquidity and interest rate risk) and operational risk (including compliance and legal risk). The Chief Risk Officer meets at least quarterly with the Audit Committee to discuss potential risk or control issues involving management. The Audit Committee reports regularly to the Board of Directors, which also considers the Company’s entire risk profile, including additional strategic and reputational risks. While the Board of Directors oversees the Company’s risk management, management is responsible for the day-to-day risk management processes. While this division of responsibility is the most effective approach for addressing the risks facing the Company, it will continue to re-examine the Board of Directors leadership structure on a regular basis, recognizing that different structures may be appropriate in different situations faced by the Company.

Board Meetings

The Board of Directors held a total of 8 meetings during fiscal 2010. During fiscal 2010, all directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which the director had been a director and (b) the total number of meetings held by all committees of the Board of Directors on which the director served during the periods that the director served. It is the policy of the Board of Directors that all directors attend the annual meeting of stockholders of the Company, if practicable.

Communications with the Board

Stockholders, employees and others who wish to communicate with the Board of Directors may do so by sending their correspondence to the The Bancorp, Inc., Attention: Secretary Paul Frenkiel, 409 Silverside Road, Wilmington, Delaware 19809. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder of the Company and clearly state whether the intended recipients are all or individual members of the Board. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors. The Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company, or are otherwise inappropriate.

Corporate Governance Materials

The Company’s Code of Business Conduct and Ethics (the “Code of Business Conduct”), Corporate Governance Guidelines and the charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are available on the Company’s website, https://secure.thebancorp.com/ir.asp. Copies of these documents are available, free of charge, upon written request to: The Bancorp, Inc., Attention: Andres Viroslav Investor Relations, 409 Silverside Road, Wilmington, Delaware 19809.  The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Business Conduct by posting such information on the Company's website, unless otherwise required by applicable law or regulation.

Board Committees

The Board of Directors currently has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Governance Committee. The committees on which directors serve, the chairman of each committee, and the number of meetings held during 2010 are set forth below.

Board Member	Audit	Compensation	Nominating and Governance	Executive

Betsy Z. Cohen				X
Daniel G. Cohen				Chairman
Walter T. Beach	X	Chairman
Michael J. Bradley	X
Matthew Cohn	Chairman		X
William H. Lamb		X	Chairman
Frank M. Mastrangelo				X
Joan Specter		X	X
Meetings held in 2010	8	2	1

Audit Committee. The Audit Committee is appointed by the Board of Directors to assist Board of Director oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors. The Audit Committee also prepares the audit committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Each member of the Audit Committee meets the independence standards for audit committee members set forth in applicable NASDAQ rules, as well as those set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that Mr. Beach qualifies as an “audit committee financial expert” as that term is defined in applicable rules and regulations under the Exchange Act.

The Company has adopted a written charter for the Audit Committee and audit and non-audit services pre-approval guidelines. The Audit Committee Charter is available on the Company’s website at https://secure.thebancorp.com/ir.asp. Copies of the Audit Committee Charter may also be obtained, free of charge, by writing to The Bancorp, Inc., Attention: Andres Viroslav Investor Relations, 409 Silverside Road, Wilmington, Delaware 19809.

Nominating and Governance Committee. The Nominating and Governance Committee is appointed by the Board of Directors to (a) assist the Company and the Board of Directors in maintaining an effective and knowledgeable Board of Directors, including assisting the Board of Directors by identifying individuals qualified to become directors and recommending to the Board of Directors the director nominees for the next annual meeting of stockholders and the directors to be appointed to each committee, and (b) develop and recommend for the Board of Director’s consideration governance guidelines for the Company. All of the members of this committee have been determined by the Board of Directors to be independent under applicable NASDAQ rules.

The Nominating and Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. The Company describes the procedures for nominations by stockholders in “Stockholder Proposals and Nominations.” In evaluating candidates, the Nominating and Governance Committee considers the attributes of the candidate (including skills, experience, diversity, age, and legal and regulatory requirements) and the needs of the Board of Directors, and will review all candidates in the same manner, regardless of the source of the recommendation.

The Nominating and Governance Committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a Nominating and Governance Committee-recommended nominee. The Nominating and Governance Committee seeks to insure that the membership of the Board of Directors and each committee of the Board of Directors satisfies all relevant NASDAQ rules and applicable laws and regulations and all requirements of the Company’s governance documents. The Nominating and Governance Committee seeks to achieve a mixture of skills which are related to the Company’s business. The nature of the specific qualifications, qualities or skills that the Nominating and Governance Committee may look for in any particular director nominee depends on the qualifications, qualities and skills of the rest of the directors at the time of any vacancy on the Board of Directors.

The Company has adopted a written charter for the Nominating and Governance Committee. The Nominating and Governance Committee Charter is available on the Company’s website at https://secure.thebancorp.com/ir.asp. A copy of the Nominating and Governance Committee Charter may also be obtained, free of charge, by writing to The Bancorp, Inc. Attention: Andres Viroslav Investor Relations, 409 Silverside Road Wilmington Delaware 19809.

Executive Committee. The Executive Committee has the delegated authority to act in lieu of the Company’s Board of Directors in between meetings of the Board.

Compensation Committee. The Compensation Committee is appointed by the Board of Directors to have direct responsibility for approving the compensation of the Chief Executive Officer and certain other officers and the non-management directors of the Company as described in “Compensation Committee Report” and the related “Compensation Discussion and Analysis,” below. At all times during 2010, the Compensation Committee had direct responsibility for (a) administering the Company’s equity-based compensation plans and (b) reviewing any extraordinary compensatory payments to any employee of the Company.

The Company has adopted a written charter for the Compensation Committee.  The Compensation Committee Charter is available on the Company’s website at https://secure.thebancorp.com/ir.asp.  A copy of the Compensation Committee Charter may also be obtained, free of charge, by writing to The Bancorp, Inc., Attention: Andres Viroslav Investor Relations, 409 Silverside Road, Wilmington, Delaware 19809.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee consisted of Messrs. Beach and Lamb and Ms. Specter during fiscal 2010. None of such persons was an officer or employee of the Company or any of its subsidiaries during fiscal 2010 or was formerly an officer of the Company. None of the Company’s executive officers has been a director or executive officer of any entity of which any member of the Compensation Committee has been a director or executive officer during 2010.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Under the Code of Business Conduct, the Company has established a procedure regarding the review and approval of transactions that would be required to be reported under Item 404 of Regulation S-K. Under this procedure, the Audit Committee must approve any such transaction and find it to be on terms comparable to those available on an arms’-length basis from an unaffiliated third party, or find that it otherwise does not create a conflict of interest. The Code of Business Conduct exempts from the review and approval process any employment or other business connection of an officer, director, employee or affiliate with RAIT, Resource America, Inc., Brandywine Construction & Management, Inc., Institutional Financial Markets, Inc., the Bank and their affiliates. If the Audit Committee finds a conflict of interest to exist with respect to a particular transaction, that transaction is prohibited unless a waiver of the Code of Business Conduct is approved by the Audit Committee.

The Company entered into a sublease for office space in Philadelphia, Pennsylvania and a technical support agreement with RAIT Financial Trust (RAIT) commencing in October 2000. The agreement was amended in June 2008. RAIT subleased a portion of its space to Institutional Financial Markets, Inc.. The Chief Executive Officer of the Company was the Chairman of RAIT until December 31, 2010, at which date she retired from that position. The former Chief Executive Officer of RAIT (from December 2006 to February 2009), who was also a RAIT trustee, is the Chairman of the Company and a director and Chairman of the Executive Committee of the Bank. He is also a director, officer and principal shareholder of Institutional Financial Markets, Inc..  RAIT paid the Company approximately $302,000 for rent for the year ended December 31, 2010.

The Bank participated in two loans in 2008 that were originated by RAIT, one of which was paid off in 2008. The outstanding participation was $21.7 million at December 31, 2010 and the Bank has a senior position on the loan. The interest rate on the loan is consistent with market rates.

The Bank maintains deposits for various companies affiliated with the Company’s officers and directors, principally the Company’s Chairman and Chief Executive Officer, totaling approximately $15.0 million as of December 31, 2010. The majority of these deposits are short-term in nature and rates are consistent with market rates.

The Bank has entered into lending transactions in the ordinary course of business with directors, executive officers, principal stockholders and affiliates of such persons on the same terms as those prevailing for comparable transactions with other borrowers. At December 31, 2010, these loans were current as to principal and interest payments, and did not involve more than normal risk of collectability. At December 31, 2010, loans to these related parties amounted to $7.5 million.

PROPOSAL 2. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law by President Obama on July 21, 2010, requires public companies to provide their stockholders with a non-binding vote to approve executive compensation at least once every three years. The Company is providing this stockholder advisory vote on its executive compensation in accordance with Section 14A of the Exchange Act and new Exchange Act Rule 14a-21(a), which the SEC issued on January 25, 2011 in order to implement the Dodd-Frank Act’s requirement.

The Board of Directors Supports a Say-On-Pay Vote, and Will Consider the Results Carefully

The Company provided stockholders with an advisory vote on its executive compensation program at its 2009 and 2010 annual meetings. At its 2009 meeting, 53% of the votes cast approved the 2008 executive compensation program. At its 2010 meeting, 89% of the votes cast approved the 2009 executive compensation program. The Compensation Committee and the Board of Directors believe the results of these say-on-pay votes reflect the Company’s stockholders’ affirmation of the executive compensation program. The Board of Directors values the Company’s stockholders’ opinion. As in 2009 and 2010, the Board of Directors intends to evaluate the results of the 2011 vote carefully when making future decisions regarding compensation of the named executive officers.

Compensation of Named Executive Officers

As described in the Compensation Discussion and Analysis (“CD&A”) below, the Compensation Committee has developed an executive compensation program designed to align the long-term interests of the Company’s named executive officers with the long-term interests of its stockholders. The disclosure in the CD&A and the disclosure included in the section entitled “Executive and Director Compensation” below have been provided in response to the requirements of Item 402 of Regulation S-K and explain the compensation policies under which the Company paid its named executive officers for 2010.

Advisory or Non-Binding Effect of Vote

Under the Dodd-Frank Act and the related SEC rules, your vote on this resolution is an advisory or “non-binding” vote. This means that the purpose of the vote is to provide stockholders with a method to give their opinion to the Board of Directors about certain issues, like executive compensation. The Board of Directors is not required by law to take any action in response to the stockholder vote. However, the Board of Directors values the Company’s stockholders’ opinion, and the Board of Directors intends to evaluate the results of the 2011 vote carefully when making future decisions regarding compensation of the named executive officers. The Company believes that providing its stockholders with an advisory vote on its executive compensation program will further enhance communication with stockholders, while also meeting the Company’s obligations under the Dodd-Frank Act and the SEC’s rules.

Resolution

The Board of Directors recommends that stockholders approve the following resolution:

RESOLVED, that the stockholders approve the 2010 compensation of the named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).

The Board of Directors unanimously recommends a vote “FOR” approval of the compensation of executive officers as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

PROPOSAL 3. ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION

Introduction

The Dodd-Frank Act also requires public companies to provide their stockholders with a non-binding vote to advise the company as to how often stockholders believe the company should conduct a stockholder advisory vote on executive compensation, which is referred to as “say-on-pay.” In accordance with the SEC’s rules, stockholders must have the ability to vote on one of four alternatives concerning how frequently the company should have a say-on-pay vote: every year, every two years, every three years or abstain from voting.  The Company is providing this stockholder advisory vote in accordance with Section 14A of the Exchange Act and new Exchange Act Rule 14a-21(b), which the SEC issued on January 25, 2011 in order to implement the Dodd-Frank Act’s requirement.

The Board of Director’s Recommendation

The Board of Directors recommends that you vote in favor of advising the Company to conduct a say-on-pay vote every year, at each annual meeting of stockholders. The Board of Directors values continuing, constructive feedback from the Company’s stockholders on executive compensation and other important corporate governance topics, as evidenced by its decision to voluntarily provide its stockholders with a “say-on-pay” vote at its 2010 annual meeting. The Board of Directors believes that an annual vote will continue to provide valuable feedback on executive compensation. The Board of Directors further believes that an annual vote makes the most sense for the Company because the Compensation Committee evaluates and determines the compensation of the Company’s named executive officers on an annual basis (as described in detail in the CD&A). In addition, the Board of Directors believes that an annual vote will foster strong communication from the Company’s stockholders to the Board of Directors and the Compensation Committee, which is responsible for setting executive compensation. An annual say-on-pay vote offers a strong mechanism for stockholders to provide ongoing input on how the Company compensates its named executive officers. Similarly, it would provide regular input to the Board of Directors and the Compensation Committee about how stockholders view the Company’s compensation practices and policies.

Advisory or Non-Binding Effect of Vote

Under the Dodd-Frank Act and the related SEC rules, this vote is an advisory or “non-binding” vote. The purpose of an advisory vote is to provide stockholders with a mechanism to provide input to the Board of Directors about certain issues like this. The Board of Directors is not required by law to act or otherwise implement the time period receiving the most votes cast. In fact, the Board of Directors is permitted to choose to hold a say-on-pay vote on a different schedule. However, the Board of Directors values the Company’s stockholders’ opinions and will take into account the results of this vote in determining how often the Company should conduct a stockholder advisory vote on executive compensation.

How to Vote

Unlike the other proposals included on the proxy card, you have four choices as to how to vote on this proposal. You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this proposal.

The Board of Directors unanimously recommends that you select “ONE YEAR” to advise the Board how often the company should conduct a stockholder advisory vote on executive compensation.

PROPOSAL 4.  APPROVAL OF THE BANCORP, INC. STOCK OPTION AND EQUITY PLAN OF 2011

The Board of Directors has unanimously adopted, subject to stockholder approval at the Meeting, The Bancorp, Inc. Stock Option and Equity Plan of 2011 (“the Plan”).

The Company has issued or has reserved for issuance substantially all of the Common Shares underlying awards granted under the Company’s 2005 Omnibus Equity Compensation Plan and believes that continuation of an equity compensation plan serves to focus the Company's executives and employees on the long-term goals and performance of the Company and to provide a reward directly tied to long-term stockholder return.  The Plan is also intended to attract qualified employees and to encourage employees to stay with the Company in order to benefit fully from awards granted under the Plan, particularly through the vesting terms of individual grants.

The material features of the Plan are summarized below. A copy of the full text of the Plan is attached to this Proxy Statement as Appendix A. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan to which reference is made.

Material Features of the Plan

General.     The Plan provides for the grant of nonqualified options, incentive stock options, stock appreciation rights (“SARs”), stock units, performance shares, stock awards, dividend equivalents, and other stock-based awards, as described more fully below. The Common Shares may be authorized but unissued Common Shares or reacquired Common Shares, including Common Shares purchased by the Company on the open market for purposes of the Plan. If and to the extent options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any share awards, units, dividend equivalents or other share-based awards are forfeited or terminated, or otherwise not paid in full, the Common Shares subject to such grants which have not been issued will again be available for purposes of the Plan. Common Shares surrendered in payment of the option price of an option or withheld for purposes of satisfying the Company’s minimum tax withholding obligations with respect to grants under the Plan will again be available for issuance or transfer under the Plan. To the extent that any grants are paid in cash, and not in Common Shares, any Common Shares previously reserved for issuance or transfer pursuant to such grants will again be available for issuance or transfer under the Plan.

The Plan provides for the authorization for issuance of up to 1,400,000 Common Shares. This number is subject to adjustment in certain circumstances as described below. The maximum aggregate number of Common Shares with respect to which all grants, other than dividend equivalents, may be made under the Plan to any individual during any calendar year will be 500,000 Common Shares, subject to adjustment as described below. The maximum aggregate number of Common Shares with respect to which all grants, other than options, SARs and dividend equivalents, that may be made under the Plan to any individual in any calendar year will be 250,000 Common Shares, subject to adjustment as described below. A grantee may not accrue dividend equivalents during any calendar year in excess of $1 million. These individual limits apply without regard to whether the grants are to be paid in Common Shares or in cash. All cash payments (other than dividend equivalents) will equal the fair market value of the Common Shares to which the cash payment relates on the date of grant.

Administration.     The Plan is administered and interpreted by the Compensation Committee. Ministerial functions relating to the Plan may be performed by employees designated with such authority by the Compensation Committee. The Compensation Committee has the authority to (a) designate the employees and consultants who are eligible to participate in the Plan; (b) make grants provided in the Plan in such form and amount as the Compensation Committee determines; (c) impose such limitations, restrictions and conditions upon any such grant as the Compensation Committee deems appropriate; and (d) interpret the Plan and any grant, adopt, amend and rescind rules and regulations relating to the Plan and any grant, and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. No member of the Compensation Committee will be liable for any action taken or decision made in good faith relating to the Plan or any grant thereunder. Grants made to non-employee directors of the Company will be made by the Board of Directors. For purposes of this Proposal 4, the Compensation Committee and Board of Directors shall collectively be referred to as the “Committee.”

Eligibility for Participation.     All of the employees (including officers and employees who are directors) of the Company and any subsidiary of the Company will be eligible for grants under the Plan. In addition, non-employee directors and consultants who perform bona fide services for the Company will be eligible to participate in the Plan.

Types of Awards.

Stock Options

The Committee may grant stock options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so-called “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only employees of the Company or a subsidiary may receive a grant of ISOs.

The Committee will fix the exercise price per share on the date of grant. The exercise price of any option granted under the Plan may not be less than the fair market value of the underlying Common Shares on the date of grant. However, if the grantee of an ISO is a person who holds more than ten percent of the total combined voting power of all classes of outstanding shares of the Company, the ISO exercise price per share must be at least 110% of the fair market value of a Common Share on the date of grant. To the extent that the aggregate fair market value of Common Shares, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Committee determines the term of each option; provided, however, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding shares of the Company, may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on such date as is determined by the Committee, in its sole discretion, which is specified in the grant agreement. The Committee may accelerate the exercisability of options at any time for any reason and may also provide that options will become exercisable before the date they become vested. The Committee will also determine the period, if any, after a grantee terminates employment or service during which vested options will remain exercisable. A grantee may exercise an option by delivering notice of exercise to the Company or its designated agent. The grantee will pay the exercise price and any withholding taxes for the option: (a) in cash or by certified check, (b) with the approval of the Committee, by delivering Common Shares already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price, (c) in cash, on the settlement date that occurs after the exercise date specified in the notice of exercise, provided that the grantee exercises the option through an irrevocable agreement with a registered broker and the payment is made in accordance with the procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (d) by such other method as the Committee may approve, to the extent permitted by applicable law.

SARs

The Committee may grant SARs to any employee or non-employee director. Each SAR shall represent the right of the grantee to receive, upon settlement of the SAR, Common Shares or cash equal to the amount by which the fair market value of the shares on the date of exercise exceeds the base amount of the SAR. Such payment to the grantee will be in cash, in Common Shares, or in a combination of cash and Common Shares, as determined by the Committee. The Compensation Committee will determine the period when SARs vest and become exercisable, the base amount for SARs and whether SARs will be granted in connection with, or independently of, any options. The Committee may grant SARs to anyone eligible to participate in the Plan.

Stock Units

The Committee may grant stock units to any employee or non-employee director. Each stock unit provides the grantee with the right to receive a Common Share or an amount based on the value of a Common Share at a future redemption date. The Committee determines the number of stock units that will be granted, whether stock units will become redeemable if specified performance goals or other conditions are met, or under other circumstances, and the other terms and conditions applicable to the stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a stock unit becomes redeemable, it will be paid to the grantee in cash, in Common Shares, or in a combination of cash and Common Shares, as determined by the Committee.

Performance Shares

The Committee may grant performance shares to any employee or non-employee director. Each performance share provides the grantee with the right to receive a Common Share or an amount based on the value of a Common Share at a future redemption date, if specific performance goals are met. The Committee determines the number of performance shares to be granted and establishes the performance goals to be met and any other conditions for payment of performance shares. Performance shares may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a performance share becomes redeemable, it will be paid to the grantee in cash, in Common Shares, or in a combination of cash and Common Shares, as determined by the Committee.

Stock Awards

The Committee may grant stock awards to any employee or non-employee director. Stock awards are an award of Common Shares, subject to certain terms and conditions specified by the Committee. The Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the share awards. If restrictions are imposed on stock awards, the Committee will determine whether they will lapse over a period of time or according to such other criteria as the Committee determines appropriate. The Committee determines the number of Common Shares subject to the grant of stock awards and the other terms and conditions of the grant. The Committee will determine to what extent and under what conditions grantees will have the right to vote Common Shares and to receive dividends or other distributions paid on such shares during the restriction period. The Committee may determine that a grantee’s entitlement to dividends or other distributions with respect to stock awards will be subject to the achievement of performance goals or other conditions.

Dividend Equivalents

The Committee may grant dividend equivalents to anyone eligible to participate in the Plan. Dividend equivalents are the right to receive an amount equal to the value of dividends paid on the Common Shares, as if the grant under the Plan were Common Shares at the time of the dividend. Dividend equivalents may be granted in connection with any grants under the Plan and are payable in cash or Common Shares and may be paid currently or accrued as contingent obligations. The Committee may provide that dividend equivalents will be payable based on the achievement of specific performance goals. The terms and conditions of dividend equivalents are determined by the Committee.

Other Stock-Based Awards

The Committee may grant other share-based awards, which are awards that are based on, measured by or payable in Common Shares to any grantee, on such terms and conditions as the Committee will determine. Other stock-based awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Common Shares or any combination of the two, as the Committee will determine in the grant agreement.

Qualified Performance-Based Compensation.   The Plan provides that the Committee may determine that units, stock awards, dividend equivalents or other stock-based awards granted to an employee will constitute “qualified performance-based compensation” under Section 162(m) of the Code. See “Federal Income Tax Consequences” below for a discussion of Section 162(m) of the Code.

When units, stock awards, dividend equivalents or other stock-based awards that are to constitute “qualified performance-based compensation” are granted, the Committee establishes (a) the objective performance goals that must be met, (b) the period during which performance will be measured, (c) the maximum amounts that may be paid if the performance goals are met, and (d) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of Section 162(m) of the Code for “qualified performance-based compensation.” The performance goals established by the Committee for this purpose will be intended to satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee will not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

The Compensation Committee must use objectively determinable performance goals based on one or more of the following criteria: Common Share price, earnings per Common Share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the grantee’s business unit or the performance of the Company, a subsidiary or affiliate of the Company or the Company and its subsidiaries and affiliates as a whole, or any combination of the foregoing. Performance goals need not be uniform as among grantees.

Deferrals.     The Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of Common Shares that would otherwise be due to the grantee in connection with a grant under the Plan. Any deferrals under the Plan will meet the requirements of Section 409A of the Code. The Committee will establish the rules and procedures applicable to any such deferrals.

Change of Control.     The Plan provides that if a change of control occurs where the Company is not the surviving entity (or survives only as a subsidiary of another entity), unless the Committee determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving entity (or a parent or subsidiary of the surviving entity), and other grants that remaining outstanding will be converted to similar grants of the surviving entity (or a parent or subsidiary of the surviving entity); provided, however, that if, as a result of a change of control, the board of directors of the surviving entity (or the parent, if the Company survives only as a subsidiary of another entity) immediately after the change of control will not consist of at least a majority of the members of the Board immediately prior to the change of control, then, unless the Committee determines otherwise, immediately prior to the change of control, all outstanding options and SARs shall automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding stock awards shall immediately lapse, and all stock units, performance shares, dividend equivalents and other stock-based awards shall be paid at their full value.

Notwithstanding the foregoing, in the event of a change of control, the Committee may also take any of the following actions with respect to outstanding grants: (a) determine that outstanding options and SARs will accelerate and become exercisable, in whole or in part, upon the change of control or upon such other event as the Committee determines, (b) determine that the restrictions and conditions on outstanding share awards will lapse, in whole or in part, upon the change of control or upon such other event as the Committee determines, (c) determine that grantees holding units will receive a redemption in settlement of such units and that dividend equivalents and other stock-based awards shall become fully payable in cash or Common Shares in amounts determined by the Committee, (d) require that grantees surrender their outstanding options and SARs in exchange for a payment by the Company, in cash or Common Shares as determined by the Committee, in an amount equal to the amount by which the then fair market value of the Common Shares subject to the grantee’s unexercised options and SARs exceeds the option price of the options or the base amount of SARs, as applicable, or (e) after giving grantees an opportunity to exercise their outstanding options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate.

Repricing of Options.     The Plan includes a restriction providing that the Committee may not reprice options, nor may the Committee amend the Plan to permit repricing of options, unless the shareholders of the Company provide prior approval for such repricing. Adjustments to the exercise price or number of Common Shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

Transferability.     The Committee may provide that a grantee may transfer NQSOs to family members of the grantee, one or more trusts in which family members of the grantee have more than 50% of the beneficial interest, foundations in which family members of the grantee (or the grantee) control the management of assets, or any other entity in which family members of the grantee (or the grantee) own more than 50% of the voting interests, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the grantee receives no consideration for the transfer of a NQSO and the transferred NQSO shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer.

Except for NQSOs, as set forth above, no grant issued under the Plan is transferable except by will or by the laws of descent and distribution.

Amendment and Termination of the Plan.     The Board of Directors may amend or terminate the Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements. Unless earlier terminated by the Board of Directors, the Plan will terminate on the day immediately preceding the tenth anniversary of its effective date.

New Plan Benefits

Grants under the Plan are discretionary, so it is currently not possible to predict the number of shares of Common Stock that will be granted or who will receive grants under the Plan after the Meeting.

Federal Income Tax Consequences

The federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of shareholders considering how to vote at the Meeting and not as tax guidance to grantees in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual Common Shares. Future appreciation on Common Shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the Common Shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (a) if Common Shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (b) if an employee is granted an option that qualifies as an ISO, no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if Common Shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (c) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to its chief executive officer and its other four most highly compensated officers, if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1,000,000, and (d) an award may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is before the delivery of the cash or shares in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the company that pays it. Options and SARs generally qualify if they are granted at fair market value and there is an individual limit under the plan. Stock awards, units, dividend equivalents and other stock-based awards will generally qualify for the performance-based exception under section 162(m) of the Code if such grants are contingent on the attainment of one or more objective performance goals. However, there is no requirement that these awards meet these requirements if they are granted under the Plan. If they do not meet these requirements, the value of such awards will count toward the $1,000,000 limit for the affected individual.

The Plan provides that the Company has the right to require the grantee of any award under the Plan to pay to the Company an amount necessary for the Company to satisfy its federal, state or local tax withholding obligations with respect to such grants. The Company may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations. The Compensation Committee may permit a grantee to satisfy the Company’s withholding obligation by having shares acquired pursuant to the grant withheld, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities. The Plan also provides that the Committee may permit a grantee to satisfy the Company’s withholding obligation that exceeds the minimum applicable withholding rate by transferring to the Company previously acquired Common Shares.

The Board of Directors unanimously recommends a vote “FOR” the  Plan.

COMPENSATION DISCUSSION AND ANALYSIS

General

The Company is required to provide information regarding the compensation program in place for its Chief Executive Officer, Chief Financial Officer and its three other most highly-compensated executive officers. The Company must also provide compensation information for up to two additional individuals who would have been included but for the fact that they were not executive officers at the end of the fiscal year. This discussion refers to the Company’s Chief Executive Officer, Chief Financial Officer, the other three most highly-compensated executive officers and the Company’s former Chief Financial Officer as the “Named Executive Officers” or “NEOs.” This discussion should be read in conjunction with the detailed tables and narrative descriptions under “Executive and Director Compensation.”

The Compensation Committee is responsible for formulating and presenting recommendations to the Board of Directors with respect to the compensation of the Company’s NEOs. The Compensation Committee is also responsible for administering the Company’s employee benefit plans, including incentive plans. The Compensation Committee is comprised solely of independent directors.

Executive Summary

The Company’s compensation policies are intended to provide appropriate compensation packages to motivate, reward, attract and retain talented and experienced executive officers while at the same time controlling the Company’s compensation costs. The primary components of the Company’s executive compensation program have historically been base pay, annual cash bonuses and equity-based compensation. The Compensation Committee generally determines compensation amounts for individual NEOs for 12 month periods beginning on particular review dates. The review date for NEOs in 2010 was June and, as a consequence, compensation for the NEOs during the fiscal year consisted of six months of compensation established in the prior year and six months of compensation established in June of the then-current year.

In establishing compensation for the Company’s NEOs, the Compensation Committee in general does not use pre-set performance criteria but, rather, evaluates the overall performance of the Company, the performance of the Company relative to the performance of the national and regional economies, the performance of the Company in comparison with its peers, and the contributions of the respective NEOs to the Company’s performance. In addition, for base salary, the Compensation Committee evaluates a NEO’s base salary relative to the base salary being paid to persons in a similar positions within a peer group of institutions, seeking to maintain a competitive average, taking into account a NEO’s performance as well as his or her seniority. The Compensation Committee believes that, by focusing on a NEO’s overall performance rather than pre-set criteria, the Company substantially lessens the risk of a NEO taking actions intended to increase his or her compensation without due regard for potential adverse impacts on the Company.

For 2010, the Compensation Committee sought to balance the Company’s performance during the 12 months preceding a NEO’s determination date with the executive’s performance in that period and the global economic recession and its particular impact on the financial services industry and on the types of assets underlying the Company’s loan portfolio.  At the determination date in June 2010, the Company had repaid its obligations to the U.S. Treasury Department under the Capital Purchase Program (“CPP”), which was implemented as part of the Troubled Asset Relief Program (“TARP”).  Recipients of CPP funding under TARP were subject to the Treasury Department’s standards for executive compensation and corporate governance, for the period during which the Treasury Department held equity issued under the CPP.  Increases in base salary were authorized by the Compensation Committee and varied on an individual basis, to retain a limited group of executives who were prohibited from receiving bonuses under CPP related legislation, and who also received no stock options in 2009. Further, the salary increases in 2010 also reflected the fact that base salaries determined in 2008 had not changed from prior year levels.  Since repaying its obligations to the Treasury Department, the CPP restrictions no longer apply to the Company.

Compensation Objectives and the Focus of Compensation Awards

The Compensation Committee believes that an appropriate compensation program should draw a balance between providing rewards to executive officers while at the same time effectively controlling compensation costs. Executive officers are rewarded in order to attract and retain highly qualified individuals and to motivate them to perform in a manner that maximizes corporate performance.

The Company’s executive compensation program consist of three elements to reward and motivate its executive officers in line with the Compensation Committee’s objectives described above:

•	base salary;

•	bonuses to the extent not prohibited (as they had been under TARP); and

•	long-term equity incentives reflected in grants of stock options, restricted stock awards and phantom units

The Compensation Committee annually reviews the Company’s mix of short-term performance incentives versus longer-term incentives. The Compensation Committee has not established set percentages of short-term versus long-term incentives. Instead, it looks to provide a reasonable balance of those incentives. The Compensation Committee’s policy for allocating between long-term and currently-paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for the Company and its stockholders. As discussed in “Specific Elements of the Compensation Program,” below, the Company provides cash compensation in the form of base salary to meet competitive salary norms and rewards superior performance on an annual basis in the form of bonus compensation.  The Company also provides non-cash compensation to reward superior performance in assisting the Company in meeting its long-term strategic goals.

The Compensation Committee also “benchmarks” the Company’s compensation programs to a peer group of banking institutions based upon its review of financial statements and other publicly available data. The peer group institutions consist of the following:

Lakeland Bancorp, Inc.	Univest Corporation of Pennsylvania	Bryn Mawr Bank Corporation
Royal Bancshares of Pennsylvania	Metro Bancorp, Inc.	VIST Financial Corp.
WSFS Financial Corporation

The level of an institution’s total assets is the primary factor the Compensation Committee considers in establishing the peer group.

Although considerable knowledge about the competitiveness of the Company’s compensation programs is gained through the benchmarking process, the Compensation Committee recognizes that each financial institution is unique and that significant differences between institutions in regard to executive compensation practices exist. The Compensation Committee believes that the combination of short and long-term compensation that the Company provides fulfills its objectives of providing a competitive level of compensation and benefits in order to attract and retain key executives. The Compensation Committee also believes that the Company’s incentive programs appropriately reward performance to achieve profitability and growth while at the same time allowing the Company to maintain controls over its compensation costs.

Compensation Methodology

The Compensation Committee generally determines compensation amounts for individual NEOs for 12 month periods beginning on particular review dates. In 2010, the review date for the Company’s Chief Executive Officer and other NEOs was June. In the case of annual bonus and long-term incentive compensation, the Compensation Committee determines the amount of awards based on the then concluded fiscal year. The Compensation Committee has the discretion to issue compensation awards at other times during the fiscal year. Each year, the Chief Executive Officer provides the Compensation Committee with key elements of both the Company’s and the NEOs’ (other than the Chief Executive Officer’s) performance as well as recommendations to assist it in determining compensation levels.

Specific Elements of the Compensation Program

Below are the specific elements of the Company’s compensation program for executive officers.

Salary. The Company believes that it is important to maintain a competitive salary structure in order to retain its existing qualified executive officers and a base pay structure consistent with similarly situated executives at similarly sized banking institutions. The Company believes that a key objective of its salary structure is to maintain reasonable “fixed” compensation costs by targeting base salaries at a competitive average, taking into account performance as well as seniority.

Base salaries are paid to executive officers on a bi-weekly basis, and are reviewed annually by the Compensation Committee as described in “Compensation Methodology,” above. The Compensation Committee determines if any base pay changes should be made for executive officers. In 2010 and 2009, the Compensation Committee approved base pay changes for the Chief Executive Officer and the other NEOs but, in 2008, as noted above, the Compensation Committee determined generally to maintain base salaries at their prior year levels, particularly in view of then-current economic conditions in the United States and in the Philadelphia-Wilmington region in which the Company is located. No bonuses were paid to the NEO’s in 2010, but stock options were granted in varying amounts to different NEO’s. Base pay change, if any, is normally determined after considering:

•	the executive’s total itemized compensation for the prior year;

•	the executive’s current base pay position relative to the peer group;

•	the Company’s performance and the individual’s contribution to that performance for the prior year; and

•
national and regional economic conditions, their effect upon the Company and how the executive has dealt with them within his or her area of responsibility.

With respect to base salary increases in 2010, the following items were considered:

• No bonuses were paid to executives in 2009.
• No stock options were granted in 2009.
• In 2008, base salaries were generally maintained at prior year levels.

Bonus. Bonuses are designed to motivate executives by rewarding performance. The Compensation Committee considers the Company’s financial performance, including growth, return on assets, return on equity, the efficiency ratio and earnings per share. As with base salary, the Compensation Committee also considers national and regional economic conditions. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the annual bonus of the other executive officers, based on their respective contributions to the performance of the areas for which they are responsible. In 2010, no bonuses were paid.

Long-Term Incentive Compensation. Long-term incentives are provided to executive officers through The Bancorp, Inc. 2005 Omnibus Equity Compensation Plan (the “2005 Plan”). The 2005 Plan permits the grant of stock options, restricted stock awards, stock appreciation rights and phantom units. Stock options previously have been granted to executive officers at exercise prices equal to the then current market price of the Company’s Common Shares. Options and restricted stock awards under the 2005 Plan are granted on a discretionary basis taking into account the Company’s financial performance and each executive’s contribution to such performance. Overall, the objective of long-term incentive compensation awards is to tie the interests of executive officers directly to increases in stockholder value. In 2009, no long term incentive compensation was awarded, in compliance with legislative requirements related to participation in the CPP. Stock options were awarded to each NEO, in varying amounts, in 2010.

Compensation Risk Analysis

As a participant in TARP through the date of repayment,  the Company conducted a comprehensive risk assessment to comply with the Treasury Department’s requirement that all incentive plans be reviewed to ensure they do not motivate unnecessary and excessive risk that threatens the value of the institution. As a bank regulated by the FDIC and the State of Delaware, the Company has always adhered to defined risk guidelines, practices and controls to ensure the safety and soundness of the institution.  The Company’s management and Board of Directors conduct regular reviews of its business to ensure that it is operating within appropriate regulatory guidelines and appropriate practice, supplemented by its internal audit function.

During 2010, the Compensation Committee reviewed the Company’s compensation practices to ensure that (1) base salaries are appropriately competitive without a need to earn a higher level of bonus or incentive in order to earn adequate cash compensation; (2) the Company’s use of equity grants provides an effective and balanced focus between short- and long-term objectives; and (3) the Company offered an appropriate mix of cash and equity compensation to encourage appropriate decision-making and to facilitate the alignment of the interests of the Company’s senior executives with those of the Company and its stockholders.  In light of TARP requirements, as well as emerging requirements of the SEC and Federal Reserve Bank, the ultimate goal of the review was to assess the design, governance, and policies and procedures of the Company’s compensation structure to ensure that, as designed and executed, it does not motivate excessive risk-taking that could threaten the long-term value of the Company.

After conducting the review, the Compensation Committee concluded that the Company’s incentive programs do not motivate or encourage unnecessary or excessive risk taking.  Although no longer a TARP participant, as required by the SEC, the Company will continue to review and monitor its compensation programs to ensure that they continue to not motivate excessive risk taking that could threaten the long-term value of the Company.

Adjustment or Recovery of Compensation

The Board of Directors has not established a written policy regarding the adjustment or recovery of compensation if the performance factors considered by the Compensation Committee in setting such compensation are subsequently adjusted. However, if a NEO has engaged in fraudulent or intentional misconduct, the Board of Directors fully expects that it would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the executive as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, termination of employment, initiating an action for breach of fiduciary duty and, if the misconduct resulted in a significant restatement of the Company’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by enforcement agencies, regulators or other authorities.

Determination of Compensation Amounts

In 2010, the Compensation Committee reviewed the compensation of the NEOs in June, although equity compensation can be awarded at any time in the Committee’s discretion. While the Compensation Committee noted the Company’s overall financial performance in 2010, the Committee also noted the effects of the current economic weakness in the United States generally and on both the Company’s 2009 performance through the determination date and the Company’s anticipated performance for the remainder of 2010. The Committee also considered available information regarding peer group institutions. Partially reflecting the Compensation Committee’s decision in 2008 to maintain salary levels, and due in part to TARP’s prohibition on the payment of bonuses to NEOs, the committee increased the base salaries of the NEOs from 2009 as follows: Mrs. Cohen: $475,000 to $525,000; Mr. Frenkiel: $225,000 to $250,000; Mr. Mastrangelo $375,000 to $410,000; Mr. McGraw: $240,000 to $265,000; and Mr. Birenbaum: $350,000 to $385,000.  In each case, these amounts were set at levels believed to be necessary to retain these individuals, as neither bonuses had been paid nor equity compensation awarded in 2009 nor were bonuses paid in 2010. In 2010, for each NEO the amount of salary increase and the number of options granted was determined by the compensation committee’s consideration of individual performance.  Measures of performance for each NEO included direct and indirect contributions to short and long term profitability, contributions toward safely growing the loan portfolio and deposit relationships and functions contributing to safety and soundness.  Options were granted because it was concluded that they were the instrument that best aligned to shareholder value and balanced issues of profitability and appropriate risk management.  The timing of the option grants reflected that no options had been granted in the period between March 2008 through May 2010.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above and has discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Walter T. Beach, Chairman
William H. Lamb
Joan Specter

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the NEOs for the years ended December 31, 2010, 2009 and 2008.

				Stock	Option	Change in pension value and nonqualified deferred compensation	All other compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	awards ($)	awards ($)	earnings ($)	($)	Total ($)
				(1)	(1)	(2)	(3)
Betsy Z. Cohen	2010	499,999	-		1,270,800	105,076	1,143	1,877,018
Chief Executive Officer	2009	470,192	-		-	26,379	1,981	498,552
	2008	425,000	-	80,100	-	136,764	1,981	643,845

Paul Frenkiel (4)	2010	234,730	-	-	315,220	-	5,319	555,269
Chief Financial Officer/	2009	46,080	-	-	-	-	1,231	47,311
Secretary

Frank M. Mastrangelo	2010	397,115	-	-	662,600	-	16,843	1,076,558
President/Chief Operating	2009	360,885	-	-	-	-	19,321	380,206
Officer	2008	270,096	50,000	48,060	-	-	18,821	386,977

Arthur Birenbaum	2010	374,830	-	-	445,420		14,758	835,008
Executive Vice President	2009	387,372	-	-			16,008	403,380
Commercial Loans	2008	152,884	150,000	18,423	-	-	15,239	336,546

Donald F. McGraw Jr.	2010	257,115	-	-	358,560	-	14,719	630,394
Executive Vice President	2009	232,499	-	-	-	-	16,023	248,522
and Chief Credit Officer	2008	180,950	40,500	-	-	-	15,233	236,683

(1)
The columns reflect the aggregate grant date fair value of stock awards and options respectively granted during each of the last three fiscal years in accordance with FASB ASC Topic 718. For 2009, the SEC changed the reporting requirements for this item and, as a result, the amounts in this column for 2008 have been recalculated to reflect the grant date fair value.

(2)	Represents the change in the present value of the accumulated benefit of the Supplemental Executive Retirement Plan established for the benefit of Mrs. Cohen.

(3)
Represents the aggregate dollar amount for each NEO for perquisites and other personal benefits, the Company’s contributions to its 401(k) savings plan and insurance premiums. The following table describes the components of the “All Other Compensation” column in the Summary Compensation Table.

(4)	Mr. Frenkiel was named Chief Financial Officer in September 2009.

Other Compensation

		Company		Perquisite:
		contributions to		personal
		the 401K		use of
		savings	Insurance	Company
Name and Principal Position	Year	plan ($)	premiums ($)	car ($)	Total ($)
Betsy Z. Cohen	2010	-	1,143	-	1,143
Chief Executive Officer	2009	-	1,981	-	1,981
	2008	-	1,981	-	1,981

Paul Frenkiel	2010	4,545	774	-	5,319
Chief Financial Officer/	2009	1,038	193		1,231
Secretary

Frank M. Mastrangelo	2010	8,250	187	8,406	16,843
President/Chief Operating	2009	8,250	180	10,891	19,321
Officer	2008	7,750	180	10,891	18,821

Arthur Birenbaum	2010	5,917	430	8,411	14,758
Executive Vice President	2009	5,853	414	9,741	16,008
Commercial Loans	2008	5,482	414	9,343	15,239

Donald F. McGraw Jr.	2010	5,878	430	8,411	14,719
Executive Vice President	2009	5,868	414	9,741	16,023
and Chief Lending Officer	2008	5,476	414	9,343	15,233

(a)
Under SEC rules, the Company is required to identify and quantify in a footnote (i) all perquisites and other personal benefits for a an NEO if the total for that individual equals or exceeds $10,000 and (ii) each element of All Other Compensation (other than perquisites and other personal benefits) if the value of such element equals or exceeds $10,000. Mr. Mastrangelo’s Company car expense is based on the depreciation expense on the car for each of 2010, 2009 and 2008. Executives are taxed on the imputed income attributable to personal use of Company cars (excluding commuting) and do not receive tax assistance from the Company with respect to these amounts.

Grants of Plan-Based Awards

		All other		Grant date
		option awards		fair value
		number of	Exercise	of stock
		shares	price of	and
		underlying	option	option
	Grant date	options (#)	awards ($/sh)	awards ($/sh)
Betsy Z. Cohen	5/7/10	180,000	7.81	4.34
	12/24/10	90,000	9.84	5.44

Paul Frenkiel	5/7/10	25,000	7.81	4.34
	12/24/10	38,000	9.84	5.44

Frank M. Mastrangelo	5/7/10	90,000	7.81	4.34
	12/24/10	50,000	9.84	5.44

Arthur Birenbaum	5/7/10	55,000	7.81	4.34
	12/24/10	38,000	9.84	5.44

Donald F. McGraw, Jr.	5/7/10	40,000	7.81	4.34
	12/24/10	34,000	9.84	5.44

Employment Agreement

Employment Agreement. The Company has entered into one employment agreement, dated April 20, 2005 and amended December 10, 2008, with Betsy Z. Cohen, its Chief Executive Officer. The material terms of this agreement are described below. Information concerning estimated payments pursuant to the post-termination and severance provisions of this agreement are discussed in “Potential Payments on Termination or Change-In-Control,” below.

The employment agreement with Mrs. Cohen has an effective date of January 1, 2005 and provides that she will devote such time to the Company as is reasonably required to fulfill her duties. Under the agreement, Mrs. Cohen will receive an annual base salary to be determined by the Compensation Committee. Mrs. Cohen is also eligible for bonuses as determined by the Compensation Committee. The agreement has a term of five years that is automatically renewed so that, on any day that the agreement is in effect, it will have a then current term of five years. The Company may terminate Mrs. Cohen without cause or Mrs. Cohen may resign for good reason upon sixty days notice. Additionally, upon or after a change of control of the Company, the Company may terminate Mrs. Cohen without cause or she may resign for good reason upon sixty days notice. Upon any such termination or resignation, Mrs. Cohen will be entitled to receive only the amount due to her under the Company’s severance pay plans, if any; provided that, if she executes a mutual release of claims with the Company, she will receive (a) a lump sum cash payment equal to one month of her base salary for each month she was employed by the Company, up to a maximum of five years, at the rate in effect immediately before her termination, and (b) a pro rated bonus, if any, for the year in which the termination occurs. Mrs. Cohen may also resign upon thirty days notice in which event no further payments are due other than accrued benefits. If Mrs. Cohen is disabled for ninety consecutive days in any twelve month period, the Company may terminate her employment. If Mrs. Cohen’s employment terminates on account of disability, (a) the vesting of the Supplemental Executive Retirement Plan (“SERP”), described below, will accelerate if the termination occurs at any time after January 1, 2008, (b) Mrs. Cohen will receive any amounts of salary or bonus earned, accrued and owing but not paid and (c) Mrs. Cohen will receive a pro rated bonus, if any, for the year in which the termination occurs. If Mrs. Cohen dies during her term of employment, the Company must pay her estate all amounts of salary and bonus earned, accrued and owing but not paid and a pro rated bonus, if any, for the year in which death occurs. The Company may terminate Mrs. Cohen’s employment at any time for cause. Upon termination for cause, Mrs. Cohen shall be entitled to any base salary and benefits accrued and earned before her termination.

The agreement defines “cause,” generally, as conviction of a felony, intentional and continuous failure to substantially perform duties or a breach of the confidentiality and intellectual property provisions of the agreement. The agreement defines “good reason,” generally, as the Company demoting Mrs. Cohen or materially reducing her duties, the Company requiring Mrs. Cohen to be based outside of Philadelphia, Pennsylvania, the failure of Mrs. Cohen to be elected to the Board of Directors or a material breach of the agreement by the Company. The agreement defines a “change of control,” generally, as having occurred if (a) any person becomes a beneficial owner of securities representing more than 25% of the voting power of the then outstanding securities or (b) the consummation of (i) a merger or consolidation of the Company where the directors of the Company immediately before the transaction constitute less than a majority of the board of directors of the surviving corporation or (ii) a sale or other disposition of all or substantially all of the assets of the Company or (c) during a period of two consecutive years, the incumbent directors cease for any reason to constitute at least two-thirds of the Board of Directors, provided that if either the election or nomination of any new director was approved by a vote of at least two-thirds of the incumbent directors before such election or nomination, the new director will be considered a member of the incumbent directors.

The employment agreement provides for the establishment of a SERP for Mrs. Cohen. Mrs. Cohen will be fully vested in the amount of the SERP benefit earned and the benefit will be fully accrued upon her attainment of age 70, upon the occurrence of a change of control or if she is terminated by the Company without cause or resigns for good reason, as defined above. The employment agreement requires the Company to establish a trust to serve as the funding vehicle for the SERP benefits and to make contributions to the trust in such amounts or in such number of the Common Shares as the Company reasonably determines to be sufficient to provide the present value of the benefit as accrued at the time of the contribution. The value of this benefit is 100% of the average of Mrs. Cohen’s base salary over the 36 months during the term that provides the highest average except that the average may not exceed $300,000 nor be less than $150,000. Upon a change of control of the Company, the Company has agreed to immediately contribute to the trust an amount sufficient to permit the full payment of the SERP benefit due to Mrs. Cohen at age 70. Notwithstanding the establishment of a trust, the Company’s obligation to pay the benefit constitutes a general, unsecured obligation of the Company, payable out of its general assets, and the assets of the trust will be available to pay the claims of the Company’s creditors.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information on the current holdings of stock options by the Company’s NEOs.

	Option awards
	Number of	Number of
	securities	securities
	underlying	underlying
	unexerercised	unexerercised	Option	Option
	options (#)	options (#)	exercise	expiration
	exercisable	unexercisable	price	date

Betsy Z. Cohen	201,241	-	10.87	2/1/2014
	100,000	-	14.24	1/26/2015
	100,000	-	15.94	10/20/2015
	-	180,000	7.81	5/6/2020
	-	90,000	9.84	12/24/2020

Paul Frenkiel	-	25,000	7.81	5/6/2020
	-	38,000	9.84	12/24/2020

Frank M. Mastrangelo	25,000	-	11.00	9/17/2013
	28,748	-	10.87	2/1/2014
	12,500	-	14.24	1/26/2015
	25,000	-	15.94	10/20/2015
	-	90,000	7.81	5/6/2020
	-	50,000	9.84	12/24/2020

Arthur Birenbaum	10,000	-	10.00	4/16/2012
	20,000	-	10.00	12/20/2012
	17,249	-	10.87	2/1/2014
	10,000	-	14.24	1/26/2015
	13,750	-	15.94	10/20/2015
	-	55,000	7.81	5/6/2020
	-	38,000	9.84	12/24/2020

Donald F. McGraw Jr.	1,000	-	11.00	9/17/2013
	5,749	-	10.87	2/1/2014
	5,000	-	14.24	1/26/2015
	2,500	-	15.94	10/20/2015
	-	40,000	7.81	5/6/2020
	-	34,000	9.84	12/24/2020

	Stock appreciation rights
	Stock appreciation rights (#)	Price	Expiration date

Betsy Z. Cohen	15,000	11.41	3/12/2012
Frank M. Mastrangelo	9,000	11.41	3/12/2012
Arthur Birenbaum	3,450	11.41	3/12/2012
Donald F. McGraw, Jr.	2,250	11.41	3/12/2012

Option Exercises and Stock Vested

The NEOs did not exercise any stock options and no stock awards vested in fiscal 2010.

Pension Benefits

The following table provides information about Mrs. Cohen’s SERP, which is described above. See “Executive and Director Compensation—Employment Agreement” and Note K to the Company’s financial statements in the Form 10-K for the year ended December 31, 2010, as filed with the SEC. The Company does not have any other pension plan.

Name	Plan name	Present value of accumulated benefits	Payments during the last fiscal year
Betsy Z. Cohen	Supplemental Executive Retirement Plan	$2,853,747	$0

Potential Payments on Termination or Change-In-Control

As described under “Executive and Director Compensation—Employment Agreement,” the Company has entered into an employment agreement with its Chief Executive Officer which provides for payments and other benefits if the Chief Executive Officer’s employment with the Company is terminated under circumstances specified in her agreement, including a “change in control” of the Company (as defined in the agreement). The Chief Executive Officer’s rights upon the termination of her employment will depend upon the circumstances of the termination. The table below summarizes these rights and the amount of any payments and benefits due under the specified circumstances.

	Termination without Cause (1) (2)	Resignation for Good Reason (1) (2)	Change in Control (1)	Tax Gross-Up
Severance Payments (3)	$2,625,000	$2,625,000	$2,625,000	$1,413,461
SERP Benefit (4)	3,000,000	3,000,000	3,000,000	—

(1)
Assumes that Mrs. Cohen executes and does not revoke a written mutual release in a form acceptable to the Company of any and all claims against the Company or Mrs. Cohen relating to matters arising out of her employment by the Company. Without this release, Mrs. Cohen would only be entitled to any amounts due under the Company’s severance pay plan, if any. As of the date of this proxy statement, the Company did not have a severance pay plan.

(2)	Mrs. Cohen would also be entitled to any base salary that was accrued as of the date of her termination.

(3)	Equal to five times Mrs. Cohen’s base salary at the date of termination (assumed to be $525,000).

(4)	Represents the value of Mrs. Cohen’s SERP calculated as of December 31, 2010.

With the exception of the SERP benefit, if any of the above payments are deemed to constitute a “parachute payment” as defined in Section 280(g) of the Internal Revenue Code, Mrs. Cohen must also be paid an amount in cash equal to the sum of the excise taxes payable by her by reason of receiving such payment plus the amount necessary to put her in the same after-tax position as if no excise taxes had been paid.

Director Compensation Table

The following table provides information concerning the compensation of the Company’s non-employee directors for fiscal 2010. Directors who are employees or officers of the Company receive no compensation for their services as members of the Board of Directors or any committees. Each non-employee director, except for Mr. Cohen, received an annual retainer of $55,000. Each non-employee director, except for Mr. Cohen, also receives $500 for each meeting of a committee of the Board of Directors he or she attends; the Chairman of the Audit Committee receives $1,500 for each committee meeting attended; and the chairmen of the other committees receive $1,000 for each committee meeting attended.

[were these stock awards or option awards?  Need separate columns for options]

	Fees earned or paid	Option	All other Compensation
Name	in cash ($)	Awards ($)	($)	Total ($)
Walter T. Beach	60,000	40,500	-	100,500
Michael J. Bradley	59,000	40,500	-	99,500
D. Gideon Cohen (1)	-	483,500	225,187	708,687
Matthew Cohn	67,000	40,500	-	107,500
William H. Lamb	55,000	40,500	-	95,500
James J. McEntee III	55,000	40,500	-	95,500
Linda Schaeffer	55,000	40,500	-	95,500
Joan Specter	55,000	40,500	-	95,500
Leon A. Huff	55,000	40,500	-	95,500

(1)
All other compensation includes $225,000 in compensation for service as Chairman and Chairman of the Executive Committee of the Board of Directors and $187 in insurance premiums. The greater compensation for this position reflects the strategic and other responsibilities of Mr. Cohen in various significant areas of the Bank, including capital markets.

AUDIT COMMITTEE REPORT

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Annual Report on Form 10-K”):

(1)	the Audit Committee reviewed and discussed the audited financial statements included in the 2010 Annual Report on Form 10-K with the Company’s management;

(2)
the Audit Committee discussed with the Company’s independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), the matters required to be discussed by Statement of Accounting Standards (SAS) 61 (as updated by SAS 114 The Auditor’s Communication With Those Charged With Governance);

(3)
the Audit Committee received and reviewed the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton the independence of Grant Thornton and satisfied itself as to Grant Thornton’s independence; and

(4)
based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the 2010 Annual Report on Form 10-K.

The Audit Committee of the Board of Directors of the Company has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, and the Exchange Act (collectively, the “Acts”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Matthew Cohn, Chairman
Walter T. Beach
Michael J. Bradley

PROPOSAL 5. APPROVAL OF ACCOUNTANTS

The Board of Directors unanimously recommends that the stockholders approve the selection of Grant Thornton LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2011. Representatives of Grant Thornton are expected to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The following table presents the aggregate fees billed by Grant Thornton for each of the services listed below for each of the Company’s last two fiscal years.

	2010	2009
Audit Fees (1)	$461,230	$694,491
Audit-Related Fees (2)	22,000	31,247
Tax Fees (3)	82,690	64,688
All Other Fees (4)	—	—
Total	$565,920	$790,426

(1)
Audit fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton in connection with its audit of the Company’s consolidated financial statements and its limited reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years.

(2)
Audit-related fees consisted of the aggregate fees billed for assurance and related services rendered by Grant Thornton that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not disclosed under “Audit Fees” above.

(3)	Tax fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton for tax compliance, tax advice and tax planning in 2010 and 2009.

(4)
All other fees would consist of the aggregate fees billed for products and services provided by Grant Thornton other than the services described under audit fees, audit-related fees and tax fees; however, no such products and services were provided in 2010 or 2009.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. None of the audit-related and tax services described above were subject to this Rule and the approval procedures set forth therein. All services provided to the Company by Grant Thornton in 2010 and 2009 were pre-approved by the Audit Committee.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Meeting. However, if other matters do properly come before the meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment. For any other matter which may properly come before the meeting, the affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Except as set forth in this section, all Common Shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) establishes the eligibility requirements and the procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. Under the rule, proposals submitted for inclusion in the Company’s proxy statement for its 2012 annual meeting of stockholders must be received by the Company’s Secretary on or before the close of business on December 8, 2011.

Stockholders who wish to submit their recommendations for director candidates to the Nominating and Governance Committee should send their written recommendation to the Company’s executive offices,  The Bancorp, Inc., Attention: Nominating and Governance Committee Chairman, 409 Silverside Road, Wilmington, Delaware 19809. These stockholders must represent that they are stockholders of the Company and will remain so through the date of the relevant annual meeting of stockholders of the Company and include the written consent of the person so recommended to serve as a director if nominated and elected and to provide such information as the Nominating and the Governance Committee may request, as well as a description of the nominee’s background and qualifications. All stockholder recommendations received by the Nominating and Governance Committee will be reviewed at the first meeting of the Nominating and Governance Committee held after receipt of the recommendation. The Nominating and Governance Committee will consider nominees recommended by security holders for the 2012 annual meeting if submitted as described above by December 8, 2011.

 Appendix A

 THE BANCORP, INC.
STOCK OPTION AND EQUITY PLAN OF 2011

1. Purpose

The purpose of the Plan is to provide designated (i) Employees of the Company and its Subsidiaries, (ii) Non-Employee Directors of the Company and its Subsidiaries, and (iii) Consultants who perform services for the Company and its Subsidiaries, with the opportunity to receive grants of Options, SARs, Stock Units, Performance Shares, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the Participants with those of the stockholders.

2. Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means the Company’s Board of Directors as constituted from time to time.

(b) “Change of Control” means the first to occur of any of the following events:

          (i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

          (ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company; or

          (iii) After the date this Plan is approved by the stockholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means (i) with respect to Grants to Employees and Consultants, the Compensation Committee of the Board or its delegate or its successor, or such other committee appointed by the Board to administer the Plan or its delegate or its successor, and (ii) with respect to Grants made to Non-Employee Directors, the Board or its delegate. Notwithstanding the foregoing, with respect to Grants to Employees that are intended as “qualified performance-based compensation” (as defined under section 162(m) of the Code), as well as to Employees who are officers of the Company, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” (as defined under section 162(m) of the Code and related Treasury regulations) and “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act.

(e) “Company” means The Bancorp, Inc., a Delaware corporation.

(f) “Consultants” means advisors and consultants who perform services for the Employer.

(g) “Date of Grant” means the date a Grant is effective; provided, however, that no retroactive Grants will be made.

(h) “Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock, Performance Shares or Stock Units subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Stock on a dividend payment date.

(i) “Effective Date” means__________________, subject to approval by the stockholders of the Company.

(j) “Employee” means an employee of an Employer (including an officer or director who is also an employee).

(k) “Employer” means the Company and any Subsidiary.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” of Stock is, (i) if the Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Stock on the relevant date, as reported on the NASDAQ Global Select Market or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines, or (ii) if the Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(n) “Grant” means an Option, SAR, Stock Unit, Performance Share, Stock Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(o) “Grant Instrument” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(p) “Incentive Stock Option” means a stock option that is intended to meet the requirements of section 422 of the Code, as described in Section 7.

(q) “Non-Employee Director” means a member of the Board, or a member of the board of directors of a Subsidiary, who is not an employee of the Employer.

(r) “Nonqualified Stock Option” means a stock option that is not intended to meet the requirements of section 422 of the Code, as described in Section 7.

(s) “Option” means an Incentive Stock Option or Nonqualified Stock Option to purchase shares of Stock at an Option Price for a specified period of time.

(t) “Option Price” means an amount per share of Stock purchasable under an Option, as designated by the Committee.

(u) “Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10, 11 and 12), as described in Section 13.

(v) “Parent” means a “parent corporation,” as defined in section 424(e) of the Code, of the Company.

(w) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(x) “Performance Shares” means an award of phantom shares, representing one or more shares of Stock, as described in Section 10.

(y) “Plan” means this The Bancorp, Inc. Stock Option and Equity Plan of 2011, as in effect from time to time.

(z) “Stock” means the common stock, par value $1.00, of the Company or such other securities of the Company as may be substituted for Stock pursuant to Sections 5(d) or 18.

(aa) “SAR” means an award of a stock appreciation right, as described in Section 8.

(bb) “Stock Award” means an award of Stock, as described in Section 11.

(cc) “Stock Unit” means an award of a phantom unit, representing one or more shares of Stock, as described in Section 9.

(dd) “Subsidiary” means any entity in which the Company has a greater than 50% ownership interest. For purposes of Sections 7(c), (d) and (h), “Subsidiary” shall mean a “subsidiary corporation,” as defined in section 424(f) of the Code, of the Company.

(ee) “Successor Participant” means the personal representative or other person entitled to succeed to the rights of the Participant in accordance with Section 17.

3. Administration

(a) Committee. The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of employees of the Company appointed by the Committee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Employees, Consultants and Non-Employee Directors to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 20, (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Grants under the Plan, and (vi) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

4. Grants

Grants under the Plan may consist of Options, SARs, Stock Units, Performance Shares, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee in separate guidelines or to the individual in the Grant Instrument or an amendment to the guidelines or Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. All Grants shall be made conditional upon the Participant’s acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5. Shares of Stock Subject to the Plan

(a) Shares Authorized. The total aggregate number of shares of Stock that may be issued or transferred under the Plan is 1,400,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Stock or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. (b) Share Counting. For administrative purposes, when the Committee makes a Grant payable in Stock, the Committee shall reserve shares of Stock equal to the maximum number of shares of Stock that may be payable under the Grant. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, Performance Shares, Dividend Equivalents or Other Stock-Based Awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such Grants which have not been issued shall again be available for purposes of the Plan. (c) Individual Limits. All Grants under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock. The maximum aggregate number of shares of Stock with respect to which all Grants, other than Dividend Equivalents, may be made under the Plan to any individual during any calendar year shall be 500,000 shares, subject to adjustment as described below. The maximum aggregate number of shares of Stock with respect to all Grants, other than Options, SARs and Dividend Equivalents, that may be made under the Plan to any individual during a calendar year shall be 250,000 shares, subject to adjustment as described below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $1,000,000. The individual limits described in this subsection (c) shall apply without regard to whether the Grants are to be paid in Stock or in cash. All cash payments (other than Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payment relates.

(d) Adjustments. If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive pursuant to Grants in any year, the number of shares covered by outstanding Grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

6. Eligibility for Participation

(a) Eligible Persons. All Employees, including persons who have accepted employment with the Employer and Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan. Consultants are eligible to participate in the Plan if they perform bona fide services for the Employer, the services are not in connection with the offer or sale of securities in a capital-raising transaction, and the Consultants do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Participants. The Committee shall select the Employees, Consultants and Non-Employee Directors to receive Grants and shall determine the terms and conditions of the Grant and the number of shares of Stock subject to each Grant.

7. Options

(a) General Requirements. The Committee may grant Options to an Employee, Consultants or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7.

(b) Number of Shares. The Committee shall determine the number of shares of Stock that will be subject to each Grant of Options to Employees, Consultants and Non-Employee Directors.

(c) Type of Option and Price.

          (i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to Employees of the Company or its Parent or Subsidiaries. Nonqualified Stock Options may be granted to Employees, Consultants and Non-Employee Directors.

          (ii) The Option Price shall be determined by the Committee and may be equal to or greater than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, unless the Option Price is not less than 110% of the Fair Market Value on the Date of Grant.

(d) Option Term. The Committee shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary, may not have a term that exceeds five years from the Date of Grant.

(e) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(f) Termination of Employment or Service. Except as provided in the Grant Instrument, an Option may only be exercised while the Participant is employed by, or providing service to, the Employer. The Committee shall specify in the Grant Instrument under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(g) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option (i) in cash or by certified check, (ii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made.

(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a Parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

8. SARs

(a) General Requirements. The Committee may grant SARs to any Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each SAR shall represent the right of the Participant to receive, upon settlement of the SAR, shares of Stock or cash equal to the amount by which the Fair Market Value of a share of Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described below in Section 8(c).

(b) Terms of SARs. The Committee shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or any time thereafter while the Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee will determine the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs and the period during which SARs will remain exercisable.

(c) Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted.

(d) Payment With Respect to SARs. SAR’s will be paid , in Stock,. For purposes of calculating the number of shares of Stock to be received, Stock shall be valued at its Fair Market Value on the date of exercise of the SAR. Cash shall be delivered in lieu of any fractional share.

(e) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Participant may retain SARs after termination of the Participant’s employment or service, and the circumstances under which SARs may be forfeited.

9. Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made, in Stock,. The Grant Instrument shall specify the maximum number of shares that shall be paid under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

10. Performance Shares

(a) General Requirements. The Committee may grant Performance Shares to an Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 10. Each Performance Share shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals are met. All Performance Shares shall be credited to accounts on the Company’s records for purposes of the Plan.

(b) Terms of Performance Shares. The Committee shall establish the performance goals and other conditions for payment of Performance Shares. Performance Shares may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Performance Shares to be granted and the requirements applicable to such Performance Shares.

(c) Payment With Respect to Performance Shares. Payment with respect to Performance Shares shall be made, in Stock,. The Committee shall establish in the Grant Instrument a target amount to be paid under a Performance Share based on achievement of the performance goals.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Participant may retain Performance Shares after termination of the Participant’s employment or service, and the circumstances under which Performance Shares may be forfeited.

11. Stock Awards

(a) General Requirements. The Committee may issue or transfer shares of Stock to an Employee, Consultant or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 11. Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

(b) Number of Shares. The Committee shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

(c) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(d) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 17. Each certificate, or electronic book entry equivalent, for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Committee may retain possession of any stock certificates for Stock Awards until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that a Participant’s entitlement to dividends or other distributions with respect to a Stock Award shall be subject to achievement of performance goals or other conditions.

12. Dividend Equivalents

(a) General Requirements. When the Committee makes a Grant under the Plan, the Committee may grant Dividend Equivalents in connection with such Grants, under such terms and conditions as the Committee deems appropriate under this Section 12. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Committee. Unless otherwise specified in the Grant Instrument, deferred Dividend Equivalents will not accrue interest. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.

(b) Payment with Respect to Dividend Equivalents. Dividend Equivalents will be payable in shares of Stock.

13. Other Stock-Based Awards

The Committee may grant other awards that are payable in Stock to Employees, Consultants or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate under this Section 13. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and will be payable in Stock.

14. Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Section 14 shall apply to any such Grants that are to be considered “qualified performance-based compensation” under section 162(m) of the Code. To the extent that Grants of Stock Units,

Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards designated as “qualified performance-based compensation” under section 162(m) of the Code are made, no such Grant may be made as an alternative to another Grant that is not designated as “qualified performance based compensation” but instead must be separate and apart from all other Grants made.

(b) Performance Goals. When Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: Stock price, earnings per share of Stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the Participant’s business unit or the performance of the Company, a Subsidiary, or the Company and its Subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify and announce the results for the performance period to all Participants after the Company announces the Company’s financial results for the performance period. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the terms of each Grant Instrument.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Instrument that Grants shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

15. Deferrals

The Committee may permit or require a Participant to defer receipt of the delivery of shares of Stock that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for such deferrals. Any deferrals under the Plan shall meet the requirements of section 409A of the Code, and any corresponding regulations and guidance.

16. Withholding of Taxes

Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Participant or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

17. Transferability of Grants

(a) In General. Except as provided in this Section 17, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except by will or by the laws of descent and distribution, or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order. When a Participant dies, the Successor Participant may exercise such rights in accordance with the terms of the Plan. A Successor Participant must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide in a Grant Instrument that a Participant may transfer Nonqualified Stock Options to family members of the Participant, one or more trusts in which family members of the Participant have more than 50% of the beneficial interest, foundations in which family members of the Participant (or the Participant) control the management of assets, or any other entity in which family members of the Participant (or the Participant) own more than 50% of the voting interests, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

18. Consequences of a Change of Control

(a) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation); provided, however, that if, as a result of a Change of Control, the board of directors of the surviving corporation (or the parent, if the Company survives only as a subsidiary of another corporation) immediately after the Change of Control will not consist of at least a majority of the members of the Board immediately prior to the Change of Control, then, unless the Committee determines otherwise, immediately prior to the Change of Control, all outstanding Options and SARs shall automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and all Stock Units, Performance Shares, Dividend Equivalents and Other Stock-Based Awards shall be paid at their full value.

(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants: the Committee may (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change of Control or upon such other event as the Committee determines, (ii) determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or in part, upon the Change of Control or upon such other event as the Committee determines, (iii) determine that Grantees holding Stock Units, Performance Shares, Dividend Equivalents, and Other Stock-Based Awards shall receive a payment in settlement of such Stock Units, Performance Shares, Dividend Equivalents, and Other Stock-Based Awards in an amount determined by the Committee, (iv) require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Stock, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised

Options and SARs exceeds the Option Price of the Options or the base amount of SARs, as applicable, or (v) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms (subject to any assumption or acceleration pursuant to subsection (a)).

19. Requirements for Issuance of Shares

No shares of Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

20. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Instrument, or except as provided in Section 21(b) below.

(b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing.

(c) Stockholder Approval for “Qualified Performance-Based Compensation.” If Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 14 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 14, if additional Grants are to be made under Section 14 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

21. Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants. (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants comply with the applicable provisions of sections 162(m), 409A and 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. Neither the Company or any other Employer shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company or any other Employer and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company or any other Employer. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Rights of Participants. Nothing in this Plan shall entitle any Employee, Consultant, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(f) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

ANNUAL MEETING OF STOCKHOLDERS OF

THE BANCORP, INC.

May 12, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at -http://www.snl.com/IRWeblinkX/GenPage.aspx?IID=4054569&gkp=203269

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2, 4 AND 5 AND FOR "1 YEAR" IN ITEM 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
							FOR	AGAINST	ABSTAIN
1.	Election of Directors					James J. McEntee III	⁮	⁮	⁮
		FOR	AGAINST	ABSTAIN
	Betsy Z. Cohen Daniel G. Cohen Walter T. Beach Michael J. Bradley Matthew Cohn Leon A. Huff William H. Lamb Frank M. Mastrangelo	⁮ ⁮ ⁮ ⁮ ⁮ ⁮ ⁮ ⁮	⁮ ⁮ ⁮ ⁮ ⁮ ⁮ ⁮ ⁮	⁮ ⁮ ⁮ ⁮ ⁮ ⁮ ⁮ ⁮		Linda Schaeffer	⁮	⁮	⁮

						Joan Specter	⁮	⁮	⁮

					2.	Proposal to approve a non-binding advisory vote on the Company’s 2010 compensation program for its named executive officers.	⁮	⁮	⁮

						1 year	2 years	3 years	ABSTAIN
					3.	Proposal to approve a non-binding advisory vote on the Company's frequency of votes on executive compensation. ⁮	⁮	⁮	⁮

							FOR	AGAINST	ABSTAIN
					4.	Proposal to approve the Company's Stock Option and Equity Plan of 2011.	⁮	⁮	⁮

							FOR	AGAINST	ABSTAIN
					5.	Proposal to approve the selection of Grant Thornton LLP as independent public accountants for the Company for the fiscal year ending December 31, 2011.	⁮	⁮	⁮

					6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
⁮
This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" election of the Directors and "FOR" proposals 2, 4, 5 and a vote of "1 YEAR" for proposal 3.

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Betsy Z. Cohen, Frank M. Mastrangelo and Paul Frenkiel as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the Common Shares of The Bancorp, Inc. held of record by the undersigned on March 14, 2011, at the Annual Meeting of Stockholders to be held at the Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104, on May 12, 2011, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)